                                                                  EXHIBIT 10.58

                      MASTER CREDIT AND SECURITY AGREEMENT


         THIS MASTER CREDIT AND SECURITY AGREEMENT (the "Agreement") is made and entered into to be effective as of December 27, 1996, between First American National Bank, a national banking association, with its principal place of business at First American Center, Nashville, Tennessee, 37237 (hereinafter referred to as "First American"), in its capacity as the lender under the Working Capital Line and as Administrative Agent, GMAC-CM Commercial Mortgage Corporation, with offices for purposes of this Agreement at 2200 Woodcrest Place, Suite 305, Birmingham, Alabama, 35209 (hereinafter referred to as "GMAC-CM"), in its capacity as the lender under the Acquisition Line (First American and GMAC-CM are sometimes referred to individually herein as "Lender", and collectively herein as the "Lenders"), Advocat Inc., a Delaware corporation (hereinafter referred to as "Advocat"), Diversicare Management Services Co. (the "Borrower"), a Tennessee corporation and wholly-owned subsidiary of Advocat, Advocat Finance, Inc. ("AFI"), a Delaware corporation and wholly-owned subsidiary of the Borrower, Diversicare Leasing Corp. ("DLC"), a Tennessee corporation and wholly-owned subsidiary of AFI, Advocat Ancillary Services, Inc. ("AAS"), a Tennessee corporation and wholly-owned subsidiary of the Borrower, Diversicare Canada Management Services Co., Inc. ("DCMS"), a corporation organized under the laws of Canada and wholly-owned subsidiary of DLC, Diversicare General Partner, Inc. ("DGP"), a Texas corporation and wholly-owned subsidiary of DLC, First American Health Care, Inc. ("FAHC"), an Alabama corporation and wholly-owned subsidiary of DLC, Diversicare Leasing Corp. of Alabama ("DLCA"), an Alabama corporation and wholly-owned subsidiary of DLC, and Advocat Distribution Services, Inc. ("ADS"), a Tennessee corporation and wholly-owned subsidiary of the Borrower (DLC, AAS, DCMS, DGP, FAHC, ADS, DLCA and AFI, together with any other subsidiaries of Advocat (or any Subsidiary) formed or acquired after the date hereof, are sometimes hereinafter referred to collectively as the "Subsidiaries"),

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of (i) a Commitment Letter from First American dated October 9, 1996, addressed to Advocat, and (ii) a Commitment Letter from GMAC-CM dated October 14, 1996, addressed to Advocat, the Lenders agreed to loan to the Borrower, Advocat, and the Subsidiaries, in accordance with the terms of this Agreement, sums not to exceed $50,000,000, consisting of a $10,000,000 working capital line to be funded by First American (the "Working Capital Line"), and a $40,000,000 acquisition line to be funded by GMAC-CM (the "Acquisition Line"); and,

         WHEREAS, the Lenders, the Borrower, Advocat and the Subsidiaries desire to enter into this Agreement to set forth the terms and conditions of the $50,000,000 credit facility to the Borrower,

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Lenders, the Borrower, Advocat and the Subsidiaries hereby agree as follows:





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1.  DEFINITIONS

         As used in this Agreement, terms not otherwise defined, shall have the meanings set forth in this Section 1:

         1.1    Definitions.  As used in this Agreement, the term:

                a. "$10,000,000 Note" means the $10,000,000 Revolving Line of Credit Note evidencing the Working Capital Line and described in Section 2.4 of this Agreement.

                b. "Accounts", "accounts" and "accounts receivable" shall include all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guaranties and security therefor, and all goods giving rise thereto and the rights pertaining to such goods, including the right of stoppage in transit, and all related insurance, and including, without limitation, any rights of Advocat, the Borrower or the Subsidiaries arising from the operation of a Project for the payment of goods sold or leased or for services rendered, not evidenced by an Instrument, including, without limitation, (i) all accounts arising from the operations of the Project, and
(ii) all rights to payment from Medicare or Medicaid programs or similar state or federal programs, boards, bureaus or agencies, and rights to payment from patients, residents, private insurers, and others arising from the operation of the Project, including rights to payment pursuant to Reimbursement Contracts. "accounts" shall include the proceeds from all of the foregoing (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

                c. "Acquisition Line" means the $40,000,000 Acquisition Line described in Section 2.1 of this Agreement.

                d. "Acquisition Note" means a note evidencing a Project Loan as described in Section 2.4 of this Agreement.

                e. "Adjusted Funded Debt" means the sum of (i) Funded Debt, plus (ii) the product of (A) 8 multiplied by (B) lease expenses for the immediately preceding 12-month period, less (iii) the face amount of any outstanding letters of credit providing credit enhancement for lease obligations.

                f. "Applicable Environmental Laws" means any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," "disposal," "dispose," and "disposed" shall have the meanings specified in RCA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the forgoing, provided, to the extent that the laws of the State where a Project is located is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," "dispose," and "disposed" which is broader than specified





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in RCA, as RCA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

                g. "Borrowing Notice" means the Borrowing Notice required to be delivered to First American under Section 2.7 of this Agreement in connection with draws under the Working Capital Line.

                h. "Business Day" means any day other than a Saturday, Sunday or other day in which financial institutions located in Nashville, Tennessee, are required or permitted to close.

                i. "Closing" means the date on which this Agreement is executed by all parties.

                j. "Collateral" means the collateral described or referred to in Section 4 of this Agreement.

                k. "Compliance Certificate" means the compliance certificate in the form attached hereto as Exhibit 1.1(k).

                l. "Credit Facility" means the Credit Facility as defined in
Section 2.1 of this Agreement.

                m. "Current Maturities of Long Term Debt" means that portion of the Borrower's Total Liabilities scheduled to mature within the following twelve (12) month period.

                n. "Current Ratio" means the ratio of Advocat's current assets to current liabilities, as reflected on Advocat's balance sheet, and as calculated in accordance with GAAP.

                o. "Debt Service Ratio" means, with respect to each Project, a ratio in which the first number is the sum of pre-tax income from the nursing home operations for a Project as set forth in the quarterly statements for the Project provided to GMAC-CM (without deduction for actual management fees paid or incurred), calculated based upon the preceding twelve (12) months (or such lesser period as shall have elapsed following the closing of the Project Loan), plus interest expense and non-cash expenses or allowances for depreciation and amortization of the Project for said period, less either assumed management fees or actual management fees (as applicable based upon the covenant in the Project Loan Agreement to which such definition relates) and the second number is the sum of the current portion of the long-term debt incurred for the benefit of the Project (including the long-term debt attributable to the Project Loan for the Project but excluding the outstanding principal balance of the Project Loan due on the Maturity Date of such Project Loan), plus the interest expense for the Project (including interest on the Project Loan) for the applicable period. In calculating "pre-tax income", extraordinary income and extraordinary expenses (as defined in the Project Loan Agreement) shall be excluded.

                p. "Default" means the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

                q. "Default Rate" means the rate which is four percent (4%) per annum in excess of the applicable interest rate payable in connection with advances under the Working Capital Line and the Acquisition Line, as the case may be.





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                r. "EBITDAR" means the sum of earnings before interest, taxes, depreciation, amortization and rent/lease expense (excluding the TDLP Homes) calculated for the immediately preceding twelve (12) month period.

                s. "Environmental Permit" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to a Project.

                t. "Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other fixtures and equipment located on, attached to or used or useful in connection with a Project and all renewals and replacements thereof and substitutions therefor; provided, however, that with respect to any items which are leased for the benefit of a Project and not owned by Advocat, the Borrower or a Subsidiary, the Equipment shall include the leasehold interest only, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Advocat, the Borrower or a Subsidiary may hereafter acquire, but the foregoing shall not be construed to mean that such leasing shall be permitted hereunder and under the other Loan Documents.

                u. "Eurodollar Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                v. "Eurodollar Rate Reserve Percentage" means the reserve percentage applicable during any LIBOR Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements, including, without limitation, any emergencies, supplemental or other marginal reserve requirements, for the Lenders with respect to liabilities or assets consisting of or including Eurodollar Liabilities having a term equal to such LIBOR Interest Period.

                w. "Event of Default" means the occurrence of any of the events described in Section 8 of this Agreement, and the expiration of any applicable notice and cure periods.

                x. "Fixed Charge Coverage Ratio" shall mean EBITDAR divided by Current Maturities of Long Term Debt plus interest expense plus lease expense, plus proforma current maturities of the Acquisition Line equal to five percent (5%) of the outstanding principal balance of the Acquisition Line.

                y. "Funded Debt" means all indebtedness for money borrowed, deferred purchase money obligations (other than accounts payable arising in the ordinary course of business with terms less than 270 days and which are not renewable or extendable at the option of the obligor), capitalized leases, conditional sales contracts and similar title retention debt instruments. This calculation shall include all Funded Debt of other entities or persons guaranteed by Advocat, the Borrower or the Subsidiaries, or supported by a letter of credit issued on behalf of Advocat, the Borrower or the Subsidiaries. Funded Debt shall also include the redemption amount with respect to any stock of Advocat, the Borrower or the Subsidiaries required to be redeemed within the twelve months following the date of determination.





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                z. "GAAP" means, as in effect from time to time,
generally-accepted accounting principles, consistently applied, as promulgated by the American Institute of Certified Public Accountants.

                aa. "General Intangibles" means all intangible personal property arising out of or connected with a Project or the business operations of the Borrower or the Subsidiaries, and all renewals and replacements thereof and substitutions therefor (other than Accounts, Rents, Instruments, Inventory, Money, Permits and Reimbursement Contracts).

                ab. "GMAC-CM Master Loan Commitment" means the commitment issued by GMAC-CM dated October ___, 1996, setting forth the general conditions to issuing a Project Loan Commitment.

                ac. "Guarantor" means, individually, Advocat and each of the Subsidiaries, together with any other Subsidiaries formed or acquired after the date hereof; "Guarantors" means, collectively, Advocat and the Subsidiaries, together with any other Subsidiaries formed or acquired after the date hereof.

                ad. "Guaranty Agreements" means the Guaranty and Suretyship Agreements of even date herewith executed by Advocat and the Subsidiaries in favor of the Lenders.

                ae. "Governmental Authority" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over a Project, the use, operation or improvement of a Project or the business operations of Advocat, the Borrower or a Subsidiary.

                af. "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or-could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on a Project is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

                ag. "Hazardous Materials Laws" means all federal, state and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Advocat, the Borrower or a Subsidiary, or to a Project and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

                ah. "Improvements" means all buildings, structures and improvements of every nature comprising a Project, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other





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floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be a part of a Project or said buildings, structures or improvements.

                ai. "Index Rate" means the rate announced by First American from time to time as the Index Rate, and is not necessarily the best or lowest rate offered by First American.

                aj. "Index Rate Loan" means any disbursement under the Working Capital Line, which bears interest at the Index Rate.

                ak. "Instruments" means all instruments, chattel paper, documents or other writings obtained from or in connection with the operation of a Project or the business operations of the Borrower or the Subsidiaries (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files related thereto).

                al. "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith between First American and GMAC-CM, as the same may be amended or modified from time to time.

                am. "Inventory" and "inventory" mean goods, merchandise, replacement parts and other personal property, now owned or hereafter acquired, which are held for sale or lease or are to be furnished under a contract of service or are raw materials, work in process, packaging, labels or materials to be used or consumed in the Borrower's business and any returned goods or credits for returned goods, and with respect to each Project, all inventories of food, beverages and other comestibles held for sale or use at or from a Project, and soap, paper supplies, medical supplies, drugs and all other such goods, wares and merchandise held for sale to or for consumption by guests or patients of a Project and all such other goods returned to or repossessed by the operator of a Project.

                an. "Leases" means the lease agreements described in Exhibit 1.1(an) attached hereto which evidence the nursing home and retirement facilities leased by the Borrower and/or the Subsidiaries.

                ao. "LIBOR Interest Period" means the one, two or three-month period, as selected by Borrower with respect to a LIBOR Loan.

                ap. "LIBOR Loan" means any advance under the Working Capital Line bearing interest at the LIBOR Rate.

                aq. "LIBOR Rate" means (i) with respect to a LIBOR Loan under the Working Capital Line, the floating interest rate per annum (rounded upward, if necessary, to the next 1/100th of one percent) at which dollar deposits approximately equal in the principal amount of the applicable LIBOR Loan with a maturity comparable to the applicable LIBOR Interest Period are offered to money center banks in immediately available funds in the London Interbank Market for eurodollars at approximately 12:00 noon, Nashville time, on the date of commencement of such LIBOR Interest Period, as determined by First American, pursuant to the TELERATE reporting system, or (ii) with respect to a Project Loan, the floating interest rate per annum at which dollar deposits approximately equal in the principal amount of the applicable Project Loan with a maturity of thirty (30) days are offered to money center banks in immediately available funds in the London Interbank Market on the date the Borrower (with GMAC-CM's approval) locks an interest rate for a particular Project Loan, as determined by GMAC-CM.


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                ar. "Lien" means any voluntary or involuntary mortgage,
security deed, deed of trust, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

                as. "Loan Documents" means this Agreement, the $10,000,000 Note, the Guaranty Agreements, the Stock Pledge Agreements, all Project Loan Documents, and any and all other documents and instruments evidencing or securing the Credit Facility, or any portion thereof.

                at. "Loan Obligations" means the aggregate of all principal and interest owing from time to time under the Credit Facility and all expenses, charges and other amounts from time to time owing under this Agreement or the other Loan Documents, and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lenders pursuant to the Loan Documents.

                au. "Management Contracts" means the management agreements described in Exhibit 1.1(au) attached hereto, which relate to the nursing home and retirement facilities managed by the Borrower and/or the Subsidiaries.

                av. "Margin" means the interest rate margin applicable to a Project Loan, as calculated in accordance with Section 2.6(b) of this Agreement.

                aw. "Maturity Date" means the maturity date as so defined in each individual Acquisition Note evidencing a Project Loan.

                ax. "Maximum Rate" means the maximum rate of interest permitted by applicable law from time to time.

                ay. "Medicaid" means that certain program of medical assistance, funded jointly by the federal government and the States, for impoverished individuals who are aged, blind and/or disabled, and for members of families with dependent children, which program is more fully described in Title XIX of the Social Security Act (42 U.S.C. Section Section 1396 et seq.) and the regulations promulgated thereunder.

                az. "Medicare" means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are reimbursed for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. Section Section 1395 et seq.) and the regulations promulgated thereunder.

                ba. "Money" means all monies, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of a Project or the business operations of the Borrower or the Subsidiaries.

                bb. "Omega" means Omega Healthcare Investors, Inc.





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                bc. "Omega Receivables" means accounts receivable generated by the facilities leased from Omega, whether now existing or hereafter arising.

                bd. "Omega Subordination Agreement" means the letter agreement dated _____________ between Omega and First American subordinating Omega's security interest in the first $3,000,000 of the Omega Receivables to the security interest in the Pledgor's accounts receivable granted to First American in this Agreement.

                be. "Permits" means all licenses, permits and certificates used or useful in connection with the ownership, operation, use or occupancy of a Project, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any governmental, quasi-governmental or private person or entity whatsoever.

                bf. "Permitted Encumbrances" means those liens and encumbrances against the Collateral described on Exhibit 1.1(bf) attached hereto.

                bg. "Proceeds" means all proceeds (including proceeds of insurance and condemnation) from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

                bh. "Project" means a nursing home, assisted living facility or retirement center acquired or refinanced by Borrower with proceeds of the Acquisition Line pursuant to a Project Loan Commitment.

                bi. "Project Loan" means any advance under the Acquisition Line to acquire or refinance a Project.

                bj. "Project Loan Agreement" means a Project Loan Agreement executed by Borrower in favor of GMAC-CM in connection with each Project Loan.

                bk. "Project Loan Commitment" means a commitment issued by GMAC-CM (at GMAC-CM's sole and absolute discretion) setting forth the specific conditions (in addition to the conditions set forth in this Agreement, which such specific conditions may contradict and therefore supersede certain conditions set forth in this Agreement) to funding a Project Loan.

                bl. "Project Loan Documents" means the documents and instruments evidencing, securing or executed in connection with a Project Loan, including, without limitation, the Project Loan Agreement, as described in
Section 4.2 of this Agreement.

                bm. "Qualified Accounts Receivable" means those accounts of the Borrower, Advocat or the Subsidiaries, on a consolidated basis, that meet the following criteria:

                (i) the account arises from services provided or performed by the Borrower and/or the Subsidiaries under an enforceable contract, and such services have been provided or performed for the appropriate account debtors in accordance with such contract;



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                        (ii)   the title of the Borrower and/or the
Subsidiaries to the account is absolute and is not subject to any prior assignment, claim, lien or security interest;

                        (iii) the amount shown on the books of the Borrower and/or the Subsidiaries, and on any invoice or statement delivered to First American is owing to the Borrower and/or the Subsidiaries, and no partial payment has been made thereon by anyone;

                        (iv) the account is not subject to any claim of reduction, counterclaim, setoff, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment;

                        (v) the account is not an account that First American, in its reasonable discretion, has determined to be ineligible in whole or in part and has notified the Borrower and/or the Subsidiaries thereof;

                        (vi) the account is due and payable not more than thirty (30) days from the date of the invoice therefor;

                        (vii)  the account is not more than one hundred twenty
(120) days old, dating from the original invoice dates (not due dates) as set forth in the terms or the respective invoices;

                        (viii) no account arises out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that account to First American void or unenforceable;

                        (ix) the Borrower and/or the Subsidiaries have not received any note, trade acceptance, draft or other instrument with respect to or in payment of the account, and if any such instrument is received, the Borrower and/or the Subsidiaries will immediately notify First American and, at the latter's request, endorse or assign and deliver the same to First American;

                        (x) neither the Borrower and/or the Subsidiaries nor First American has received any notice of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor;

                        (xi) the account debtor is not an affiliate of the Borrower and/or the Subsidiaries, or in any way related by common ownership to the Borrower and/or the Subsidiaries; and

                        (xii) the account is not created through the operation of a facility leased from Omega (other than the Omega Receivables), or accounts arising from the operation of the TDLP Homes.

                bn. "Reimbursement Contracts" means all third party reimbursement contracts for a Project which are now or hereafter in effect with respect to residents or patients qualifying for coverage under the same, including Medicare, Medicaid and private insurance agreements, and any successor program or other similar reimbursement program and/or private insurance agreements.



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                bo. "Rents" means all rent and other payments of whatever
nature from time to time payable pursuant to leases of a Project, or for retail space or other space at a Project (including, without limitation, rights to payment earned under leases for space in the Improvements for the operation of ongoing retail businesses such as newsstands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

                bp. "Stockholder's Equity" means, at any time, the sum of the par or stated value of all outstanding capital stock of the Borrower plus capital surplus plus retained earnings, as reflected on the Borrower's balance sheet, and determined in accordance with GAAP.

                bq. "Subsidiary Note" means the promissory note executed by DLC (or such other Subsidiary which owns a Project financed with the proceeds of the Acquisition Line) in favor of AFI, evidencing the intercompany loans contemplated by Section 2.3 of this Agreement.

                br. "Tangible Net Worth" means the total of Stockholder's Equity less intangible assets, calculated in accordance with GAAP.

                bs. "TDLP" means Texas Diversicare Limited Partnership.

                bt. "TDLP Homes" means the six (6) nursing homes located in Texas, owned by TDLP and managed by DMS.

                bu. "Total Liabilities" means all liabilities that, in accordance with GAAP, should be classified as liabilities on a balance sheet of the Borrower or the Guarantors.

                bv. "Windsor Project Commitment" means the Project Loan Commitment dated as of October 14, 1996, issued by GMAC-CM, addressed to Advocat setting forth the terms and conditions for the Project Loans for the Windsor House of Huntsville; Afton Oaks Nursing Center; Pinedale Nursing Center; and Good Samaritan Nursing Home.

                bw. "Working Capital Borrowing Base" means the borrowing base for the Working Capital Line and is calculated as follows:





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
         From                       To                     Working Capital Borrowing Base
         ----                       --                     ------------------------------
         Closing                    12 months from         $3,500,000 plus 85% of Qualified
                                    Closing                Accounts Receivable

         12 months and 1 day        18 months from         $2,500,000 plus 85% of Qualified
         from Closing               Closing                Accounts Receivable

         18 months and 1 day        24 months from         $2,000,000 plus 85% of Qualified
         from Closing               Closing                Accounts Receivable

         24 months and 1 day        36 months from         $1,000,000 plus 85% of Qualified
         from Closing               Closing                Accounts Receivable


         bx. "Working Capital Line" means the $10,000,000 Working Capital Line described in Section 2.2(b) of this Agreement.

2.  CREDIT FACILITY

         2.1 Terms of Credit Facility. Subject to the terms and conditions of this Agreement, the Lenders will make available to the Borrower amounts not to exceed $50,000,000 (the "Credit Facility"). The Credit Facility shall consist of a $10,000,000 revolving line of credit facility for working capital to be funded by First American (the "Working Capital Line") and a $40,000,000 non-revolving line of credit facility for acquisitions and refinancings of Projects, to be funded by GMAC-CM (the "Acquisition Line"). The Borrower, Advocat and the Subsidiaries acknowledge that the parties have entered into this Agreement for administrative convenience, and in no event shall First American have any obligation to fund monies under the Acquisition Line, and in no event shall GMAC-CM have any obligation to fund monies under the Working Capital Line.

                a. Working Capital Line. The proceeds of the Working Capital Line shall be used solely to support letters of credit issued for the benefit of the Borrower, Advocat and the Subsidiaries and to provide working capital for the Borrower, Advocat and the Subsidiaries. Subject to the terms of this Agreement, so long as no Default exists hereunder, from the date hereof through _______________, 1999, Borrower may borrow, repay and reborrow, and First American will advance to Borrower credit in the form of letters of credit and/or working capital advances in aggregate amounts up to a maximum of $10,000,000, provided that the total amount outstanding under the Working Capital Line, including letters of credit and working capital advances, shall not, at any time, exceed the Working Capital Borrowing Base. After _______________, 1999, no further advances shall be permitted under the Working Capital Line.

                b. Acquisition Line. The proceeds of the Acquisition Line shall be used solely for financing to acquire and/or refinance Projects. Subject to the terms of this Agreement, as the same may be amended or modified by a specific Project Loan Agreement, so long as no Default exists hereunder, from the date hereof through October 22, 1999, Borrower may borrow, on a non-revolving basis, up to $40,000,000 in the aggregate outstanding at any time. Each request for a Project Loan shall be subject to the approval of GMAC-CM. The commitment of GMAC-CM for a Project Loan shall be evidenced by a Project Loan Commitment issued by GMAC-CM, in its sole and absolute discretion, and funding of each Project Loan shall be subject to the conditions outlined in each Project Loan Commitment. Notwithstanding the foregoing, in no event shall any Project Loan exceed eighty-five percent (85%) of the appraised value of the Project financed with the proceeds of such Project Loan. Requests for a Project Loan for a Project with a loan to value ratio in excess of eighty-five percent (85%) shall be considered on a case-by-case basis at the sole discretion of GMAC-CM. After October 22, 1999, no further advances shall be permitted under the Acquisition Line. GMAC-CM acknowledges that the Borrower anticipates advances under the Acquisition Line to refinance the Windsor House of Huntsville; Afton Oaks Nursing Center; Pinedale Nursing Center; and Good Samaritan Nursing Home. The specific conditions for the Project Loans for the four (4) above-described Projects are set forth in the Windsor Project Commitment.

         2.2     Permitted Uses of the Credit Facility.

                 a. Working Capital Line. The purpose of the Working Capital Line is to provide working capital for the Borrower, Advocat and the Subsidiaries and to support letters of credit issued for the benefit of the Borrower, Advocat and the Subsidiaries, all at the discretion of First American. It is anticipated that the following letters of credit will be issued under the Working Capital Line as of the Closing:

         Amount         Beneficiary
         ------         -----------
         $3,800,000            Omega
         $  500,000            TDLP


Funds advanced under the Working Capital Line shall not be used for any purpose other than as set forth in this Section 2.2(a).

                b. Acquisition Line. The purpose of the Acquisition Line is to provide financing for acquiring and refinancing Projects, as approved by GMAC-CM, and subject to the terms of this Agreement.

         2.3    Funding of the Credit Facility.

                a. Disbursement of Credit Facility Proceeds. The Lenders, Advocat, the Borrower and the Subsidiaries agree that all funds advanced under the Working Capital Line and the Acquisition Line shall be disbursed for the benefit of the Borrower, in accordance with subsection (b) below. Borrower shall use all proceeds advanced under the Working Capital Line and the Acquisition Line to fund capital contributions to AFI. In the case of advances under the Working Capital Line, AFI shall distribute the proceeds to the Subsidiaries as needed for working capital purposes, such distribution to be in the form of intercompany loans between AFI and the Subsidiaries. In the case of Project Loans, AFI shall distribute the proceeds to DLC (or such other Subsidiary which is the owner of the Project financed by the Project Loan), such distribution to be in the form of an intercompany loan. The Borrower specifically covenants with the Lenders that all proceeds advanced under the Credit Facility to the Borrower shall be utilized solely for capital contributions to AFI in accordance with this Section 2.4 and for no other purpose. AFI specifically covenants with the Lenders that advances under the Working Capital Line and Acquisition Line contributed by the Borrower to AFI shall be used by AFI to fund intercompany loans to the Subsidiaries for working capital purposes (in the case of advances under the Working Capital Line) and for refinancing or acquiring Projects (in the case of Project Loans), in accordance with the provisions of this Section 2.3. Disbursement of proceeds advanced under the Credit Facility by the Borrower and/or AFI, in violation of this Section 2.3, shall be deemed to be a Default under the terms of this Agreement.

                 b. Flow of Funds. With respect to advances under the Working Capital Line, funds shall be disbursed to the Borrower to be distributed by Borrower in accordance with subsection (a) above.

                 With respect to Project Loans, proceeds of each Project Loan shall be disbursed for the benefit of Borrower directly to the title company providing the title insurance for the Project Loan, to be disbursed to pay (i) existing obligations of DLC (or other Subsidiary which owns the Project) being refinanced by the Project Loan, or (ii) acquisition costs and expenses incurred by DLC (or other acquiring Subsidiary), approved by GMAC-CM, and related to the acquisition of the Project being financed by the Project Loan.

                 The Borrower and the Subsidiaries agree to execute such additional documents or instruments as the Lenders may deem necessary to authorize disbursement of Credit Facility proceeds in accordance with the provisions of this Section 2.3.

         2.4 Notes. The Credit Facility shall be evidenced by (i) a Revolving Line of Credit Note in the principal amount of $10,000,000 (the "$10,000,000 Note"), and (ii) by such notes as Borrower and/or a Subsidiary shall execute to evidence advances under the Acquisition Line (an "Acquisition Note").

         2.5     Repayment Schedule.

                 a. Working Capital Line. Interest accrued on so much of the outstanding principal balance as may be outstanding from time to time under the $10,000,000 Note shall be due and payable (i) monthly, on the first day of each consecutive month for LIBOR Loans, and (ii) quarterly, on the first day of each consecutive quarter for Index Loans. The first interest payment shall be due and payable on the first applicable interest payment date following the first advance under the Working Capital Line. The outstanding principal balance of the $10,000,000 Note, together with accrued but unpaid interest, shall mature and be due and payable on __________, 1999. First American's rights under this Agreement and the other Loan Documents shall extend until such time as all letters of credit issued, as well as all advances under the Working Capital Line, have been satisfied in full.

                 b. Acquisition Line. Interest accrued on so much of the principal balance of each Project Loan as may be outstanding from time to time under any Acquisition Note shall be due and payable monthly on the first day of each consecutive month, the first such payment being due and payable the first day of the month following the funding of a Project Loan. Each Project Loan made prior to October 22, 1998, shall be due and payable in full (including payment of all outstanding interest and satisfaction of any other obligations of the Borrower in connection therewith) three (3) years from the date of funding such Project Loan. Each Project Loan funded on or after October 22, 1998, shall be due and payable in full (including payment of all outstanding interest and satisfaction of any other obligations of the Borrower in connection therewith) two (2) years from the date of funding such Project Loan.

         2.6     Interest Rate.

                 a. Working Capital Line. Interest on so much of the principal balance of the Working Capital Line as may be outstanding from time to time shall accrue at a floating rate per annum equal to either (at Borrower's option), (i) the LIBOR Rate plus 250 basis points (2.50%), OR (ii) the Index Rate.

                 b. Acquisition Line. Interest on so much of the principal balance as may be outstanding from time to time under an Acquisition Note, shall accrue at a floating rate equal to the 30-day LIBOR Rate, plus the corresponding Margin (as calculated in the table below). The Margin applicable to a particular Project Loan shall be determined from the following table upon establishment to the satisfaction of GMAC-CM of both the corresponding loan to value ratio and the corresponding Debt Service Ratio for the Project:

 Loan to Value Ratio                  Debt Service Ratio                      Interest Rate
 -------------------                  ------------------                      -------------
                                                                                  Margin
 less than 75%                        greater than 1.40                    LIBOR + 2.50%
 between 75% and 80%                  between 1.40 and 1.30                LIBOR + 2.75%

 between 80% and 85%                  between 1.30 and 1.20                LIBOR + 3.25%

 between 85% and 90%                  between 1.20 and 1.15                LIBOR + 3.75%
 greater than 90%                     less than 1.15                       LIBOR + 4.00%

                The Borrower acknowledges (i) the interest rate applicable to a Project Loan shall change as the LIBOR Rate is from time to time adjusted, and (ii) the corresponding Margin, notwithstanding post-ratelock fluctuations of a Project's loan to value ratio or debt service ratio, shall remain fixed for the term of the particular Project Loan.

                 c. Maximum Rate. The interest rate payable on the Credit Facility is to be computed on a 360-day year base and shall be adjusted whenever there is a change in the applicable interest rate chosen by the Borrower. In no event shall the interest rate charged with respect to the Credit Facility exceed the Maximum Rate.

                 d. Default Rate. Upon the occurrence of an Event of Default under the Loan Documents, at the option of each Lender with respect to the portion of the Credit Facility held by such Lender, the outstanding balance of the Credit Facility, including accrued interest, shall bear interest from the date of the Event of Default until paid, at the lessor of (i) the Default Rate or (ii) the Maximum Rate.

         2.7     Requests for Advances.

                 a. Working Capital Line. In the case of an Index Rate Loan, the Borrower shall give First American irrevocable notice (a "Borrowing Notice") not later than 1:00 p.m. Nashville time on the day of disbursement. In the case of a LIBOR Loan, the Borrower shall provide the Borrowing Notice not later than 1:00 p.m. Nashville time three (3) Business Days prior to any requested disbursement. Each

Borrowing Notice shall be written and shall specify the date of such requested disbursement, the aggregate amount of such disbursement, and whether the disbursement shall be an Index Rate Loan or a LIBOR Loan, and if a LIBOR Loan, the applicable LIBOR Interest Period selected by Borrower. Each Borrowing Notice shall obligate the Borrower to accept the disbursement requested thereby.

                 (i) The Borrower shall have the right at any time, on prior irrevocable written or telefaxed notice to First American to convert any Index Rate Loan into a LIBOR Loan, to convert a LIBOR Loan into an Index Rate Loan, or to continue a LIBOR Loan for a subsequent LIBOR Interest Period, subject in each case to the following:

                     (1) Each conversion notice shall be irrevocable;

                     (2) Each notice to convert to a LIBOR Loan or to continue a LIBOR Loan shall be received by First American not later than 1:00 p.m. Nashville time, three (3) days prior to the requested conversion date;

                     (3) No LIBOR Loan shall be converted or prepaid at any time other than at the end of the Interest Period applicable thereto;

                     (4) Each conversion shall be effected by applying the proceeds of the new LIBOR Loan or Index Rate Loan, as the case may be, to the disbursement (or portion thereof) being converted;

                 Each notice pursuant to this subparagraph shall be irrevocable and shall refer to this Agreement and specify (i) the identity and principal amount of the particular disbursement that the Borrower requests to be converted or continued, (ii) if such notice requests conversion, the date of conversion (which shall be a Business Day), and (iii) if an Index Rate Loan is to be converted to a LIBOR Loan, or LIBOR Loan is to be continued, the LIBOR Interest Period with respect thereto. In the event that the Borrower shall not give notice to continue any LIBOR Loan for a subsequent LIBOR Interest Period, such Loan (unless repaid) shall automatically be converted into an Index Rate Loan. If the Borrower shall fail to specify in a Borrowing Notice the interest rate option selected, the Borrower will be deemed to have requested an Index Rate Loan. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and be continuing, no LIBOR Loan may be continued, and no Index Rate Loan may be converted into a LIBOR Loan.

                 b. Acquisition Line. Borrower may request advances under the Acquisition Line by providing written notice to GMAC-CM of the Project to be acquired or refinanced and requesting GMAC-CM to advance a Project Loan in connection with the Project. All obligations of GMAC-CM to fund any requested Project Loan are specifically subject to (i) GMAC-CM's approval, in GMAC-CM's sole and absolute discretion of the requested Project Loan, (ii) compliance with the terms and conditions set forth in this Agreement and the GMAC-CM Master Loan Commitment, and (iii) the issuance of and the Borrower's compliance with the terms and conditions of a Project Loan Commitment for each particular Project to be acquired or refinanced on terms and conditions as determined by GMAC-CM.

                 The issuance of a Project Loan Commitment for a particular Project, as requested by Borrower under the terms of this Agreement, shall be conditioned upon delivery to and approval by

GMAC-CM of the items listed in Exhibit 2.7(b) attached hereto, with copies of the certificate of need and all other requisite licenses, permits, Medicaid and Medicare contracts and approvals in connection with the Project to be acquired or refinanced, all of which shall be in form and substance acceptable to GMAC-CM, and delivery to and approval by GMAC-CM of all other documents or information as GMAC-CM shall deem necessary in its sole and absolute discretion in connection with the underwriting of a particular Project Loan.

                        Upon preliminary approval by GMAC-CM of a Project Loan, GMAC-CM will order an appraisal, environmental Phase I and engineering report (if required by GMAC-CM) for the Project. All third party reports will be paid for by the Borrower regardless of whether such Project Loan closes. Approval of all Project Loans shall be subject to receipt and satisfactory review of the third party reports by GMAC-CM. Third party reports ordered and prepared prior to GMAC-CM's approval of a particular Project Loan will not need to be reordered providing the third party that prepared such report is acceptable to GMAC-CM, such third party reissues its change letter to GMAC-CM, and the reports were prepared less than six (6) months prior to the closing of the applicable Project Loan.

         2.8 Optional Prepayment. The Credit Facility may be prepaid at any time, in whole or in part, without prepayment penalty or premium, subject to
(i) the limitation that advances bearing interest at the LIBOR Rate may only be prepaid at the conclusion of the applicable LIBOR Interest Period, and (ii) obligations related to outstanding letters of credit.

         2.9 Letters of Credit. To the extent the Borrower desires to use proceeds available under the Working Capital Line to issue letters of credit for the benefit of Advocat, the Borrower or the Subsidiaries, the Borrower and/or Advocat or the Subsidiaries, as appropriate, agree to execute such letter of credit applications and other documents and instruments as First American deems necessary in connection with the issuance of such letters of credit. The expiration date for each letter of credit issued under the Working Capital Line shall not exceed the later of (i) 364 days from the date the letter of credit is issued, or (ii) ___________________, 1999. At Borrower's request, First American agrees to issue a letter of credit for a period of less than one (1) year. As reasonable compensation to First American for reserving the funds necessary to issue letters of credit to the Borrower, the Borrower shall pay to First American a letter of credit fee equal to one percent (1%) per annum of the face amount of each letter of credit issued hereunder. Such letter of credit fee shall be due and payable at the time the letter of credit is issued.

         2.10    Commitment Fee.

                 a. Working Capital Line. In consideration for First American reserving the funds necessary to fund the Working Capital Line over the period of permitted disbursements, Borrower agrees to pay to First American, in advance, on an annual basis, a commitment fee equal to $25,000. Such fee shall be due and payable at Closing and on each anniversary date of this Agreement.

                 b. Acquisition Line. In consideration for GMAC-CM reserving the funds necessary to fund the Acquisition Line over the period of the permitted disbursements, the Borrower shall pay to GMAC-CM quarterly, within ten (10) days of the first day of each calendar quarter, a fee equal to the product of (i) $40,000,000 less the average outstanding balance of the Acquisition Line during the immediately preceding quarter, multiplied by (ii) one-sixteenth of one percent (0.0625%). At the closing of each Project Loan, the Borrower shall pay GMAC-CM a takedown fee equal to the amount of such

Project Loan multiplied by one-half of one percent (0.50%). In addition, Borrower shall pay to GMAC-CM a monitoring fee within ten (10) days of the first day of each calendar quarter equal to the sum of all Project Loans outstanding at any time during the immediately preceding quarter, multiplied by one-sixty-fourth of one percent (0.01561%).

         2.11 Alternate Rate of Interest. In the event that reasonable means do not exist for ascertaining the LIBOR Rate generally, each Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Borrower, in which case, borrowings at the LIBOR Rate shall be suspended, and the interest rate applicable to LIBOR Loans and Project Loans shall be calculated based upon an alternative rate selected by each Lender, which, in the Lender's judgment, reasonably approximates the LIBOR Rate and which can be verified through published reports or readily accessible sources. Each determination by each Lender hereunder shall be conclusive absent manifest error.

         2.12    Change in Circumstances.

                 a. Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable laws or regulations or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Lenders under any LIBOR Loan or Project Loan made by the Lenders or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of the Lenders by the country in which the Lenders are located, or by the jurisdiction in which either First American or GMAC-CM has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify, or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on eurodollar deposits) or similar requirements against assets of, deposits with or for the account of, or credit extended by, the Lenders or shall impose on the Lenders or the London Interbank Market any other condition affecting this Agreement or LIBOR Loans or Project Loans made by the Lenders, and the result of any of the foregoing shall be to increase the cost to the Lenders of making or maintaining its LIBOR Loans or Project Loans or to reduce the amount of any sum received or receivable by the Lenders for any of its LIBOR Loans or Project Loans hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by the Lenders to be material, then the Borrower will pay to the Lenders such additional amount or amounts as will reasonably compensate the Lenders for such additional costs.

                 b. If either:

                    (i) The introduction of, or any change in, or in the interpretation of, any United States or foreign law, rule or regulation; or

                    (ii) Compliance with any directive, guidelines or request from any central bank or other United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof (but excluding, however, any law, rule, regulation, interpretation, directive, guideline or request contemplated by or resulting from the report dated July, 1988, entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basic Committee on Banking Regulations and Supervisory Practices), affects or would affect the amount of capital required or expected to be maintained by the Lenders (or any lending office of the Lenders) or any corporation directly or indirectly owning or controlling the Lenders (or any lending office of the Lenders) based upon the existence of this Agreement, and either Lender shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on the Lenders' capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its commitment) to a level below that which the Lenders or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that such Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by such Lender (in its sole discretion) to be material, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction attributable to making, funding and maintaining the Credit Facility.

                 c. A certificate of the Lenders setting forth such amount or amounts as shall be necessary to compensate the Lenders (or its participating banks or other entities pursuant to this Agreement), as specified in paragraph
(a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, however, that the Borrower shall be responsible for compliance herewith and the payment of increased costs only to the extent:

                        (i) Any change in laws giving rise to increased costs occurs after the date of this Agreement, and such change or actions are generally applicable to financial institutions similarly situated to the Lenders; and

                        (ii) Such costs arise or accrue after the day that is sixty (60) Business Days after the date on which either Lender provides the Borrower with written notice specifying the change or event giving rise to such increased costs.

Subject to the foregoing, the Borrower shall pay the Lenders the amount shown as due on any such certificate within ten (10) days after its receipt of such certificate.

                 d. The protection of this Section 2.12 shall be available to the Lenders regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition that shall have been imposed.

         2.13 Compliance with Applicable Usury Laws. All parties to the Loan Documents intend to comply with applicable usury law. All existing and future agreements evidencing or securing the Credit Facility are hereby limited and controlled by the provisions of this Section 2.13. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received in connection with the Credit Facility under the Loan Documents or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If a Lender ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to the unpaid principal balance of the Loan Obligations in inverse order of maturity of installments and not to the payment of interest, or be refunded to the Borrower, at the election of the Lender in its sole discretion or as required by applicable law. The Lenders do not intend to charge or receive unearned interest on acceleration. All interest paid or agreed to be paid to the Lenders in connection with the Credit Facility, or any portion thereof, shall be spread throughout the full term (including any renewal or extension) of the Loan Obligations so that the amount of interest paid does not exceed the Maximum Amount.


3.  CONDITIONS FOR ADVANCES

         3.1        Conditions for Advances under the Working Capital Line.

                    a. Working Capital Advances. The proceeds of the Working Capital Line are to be used only for the purposes set forth in Section 2.2(a) hereof. None of the proceeds of the Working Capital Line are to be utilized by Borrower for any purpose other than as set forth in Section 2.2(a). At such time as Borrower desires to obtain an advance under the Working Capital Line, the obligation of First American to fund monies under the Working Capital Line shall be specifically conditioned upon:

                        (1) Borrower submitting to First American a completed Compliance Certificate, in substance acceptable to First American.

                        (2) Such other documents or information as First American shall deem reasonably necessary in connection with the advance requested by the Borrower.

                    b. Letter of Credit Advances. At such time as Borrower desires to obtain a letter of credit under the Working Capital Line, in addition to the requirements of Section 3.1(a), the obligation of First American to issue a letter of credit under the Working Capital Line shall be specifically conditioned upon:

                        (1) Execution and delivery by Borrower, Advocat, the Subsidiaries, as deemed necessary by First American, of all letter of credit applications and other documentation deemed necessary by First American in order to evidence the letter of credit.

                        (2) Payment to First American of the one percent (1%) letter of credit fee due in connection with the issuance of the letter of credit, in accordance with Section 2.9 hereof.

         3.2 Conditions for Funding a Project Loan. The proceeds of the Acquisition Line are to be used solely to acquire and refinance Projects. The obligation of GMAC-CM to fund a Project Loan under the Acquisition Line shall be specifically conditioned upon satisfaction and delivery to GMAC-CM (in form and substance acceptable to GMAC-CM and at Borrower's expense) of the following conditions precedent:

                 a. Submission to GMAC-CM of a completed Compliance Certificate, in substance acceptable to GMAC-CM, which shall restate and ratify all the representations and warranties contained in this Agreement as being true and correct as of the date of the funding of such Project Loan.

                 b. Execution and delivery of the Project Loan Documents and delivery of all original stock certificates and other documents and instruments contemplated by the Project Loan Documents.

                 c. Copies of all consents and other approvals from landlords, owners of nursing home facilities, and other entities, consenting to the assignments in connection with a Project Loan.

                 d. Copies of all management contracts and lease agreements relating to the Projects managed and/or leased by the Borrower or the Subsidiaries.

                 e. Appraisals of all entities and/or Projects to be acquired or refinanced with proceeds of Project Loans, which appraisals shall comply with industry customs and standards and meet with all requirements of GMAC-CM.

                 f. All customary real property due diligence items as determined by GMAC-CM, including, among other things, evidence of Borrower's ownership interest in the Project, compliance with all applicable environmental laws, rules and regulations, an ALTA minimum standard survey, UCC, tax and judgment searches on the Project, the Borrower and the Guarantors and evidence of property and liability insurance.

                 g. Evidence that all certificates of need, Medicare and Medicaid contracts and other licenses with respect to all entities and/or Projects being acquired with the proceeds of a Project Loan have been issued and/or are current and in good standing.

                 h. All requirements of this Agreement shall be satisfied, and no Default shall exist with respect to any of the terms of this Agreement, or any other document executed or to be executed by any one or more of Advocat and/or the Subsidiaries in connection with the Credit Facility. To the extent deemed necessary by GMAC-CM, Borrower shall update all resolutions of the Borrower and the Guarantors with respect to each Project Loan.

                 i. Such other documents or information as GMAC-CM shall deem necessary in connection with the evidencing, securing or funding of a Project Loan.

                 j. In addition to all other conditions, in connection with each Project Loan, the Borrower shall satisfy all conditions precedent referenced in the GMAC-CM Master Loan Commitment and the Project Loan Commitment for the particular Project to be acquired or refinanced.

         Except as otherwise agreed to in writing by GMAC-CM, each of the foregoing conditions precedent must be satisfied and delivered to GMAC-CM, in form and substance acceptable to GMAC-CM, at or prior to the funding of each Project Loan.


4.  COLLATERAL

         4.1 Collateral. As security for the payment of the Credit Facility and all other obligations of the Borrower or the Guarantors to the Lenders under this Agreement and the other Loan Documents, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, including all modifications, extensions and renewals thereof, the Borrower and the Guarantors (for purposes of this Section 4, the "Pledgors") hereby, jointly and severally, collaterally assign and grant to the Lenders a security interest in the following:

             a. Working Capital Line. As collateral security for the Working Capital Line, a first priority security interest in favor of First American in the following:

                       (i) All of the right, title and interest of the Pledgors in and to the accounts receivable of the Pledgors, whether now existing or hereafter arising;

                       (ii) All of the right, title and interest of the Pledgors in and to all equipment, furnishings, and furniture of the Pledgors, whether now owned or hereafter acquired, provided (1) such security interest shall not include equipment leased by the Pledgors, and (2) with respect to the equipment, furnishings and furniture located at Projects financed under the Acquisition Line, First American shall have a second priority security interest in such equipment, furnishings and furniture located at such Projects, subject only to the security interest in favor of GMAC-CM);

                       (iii) All of the general intangibles and other personal property of the Pledgors, whether now existing or hereafter acquired or arising, provided, with respect to the general intangibles located at, or arising from the operation of, a Project financed under the Acquisition Line, First American shall have a second priority security interest in such general intangibles, subject only to the security interest in favor of GMAC-CM;

                        (iv) All of the right, title and interest of the Pledgors in and to all inventory, whether now owned or hereafter acquired, provided, with respect to the inventory located at, or arising from the operation of, a Project financed under the Acquisition Line, First American shall have a second priority security interest in such inventory, subject only to the security interest in favor of GMAC-CM; and

                        (v) All of the proceeds therefrom, including, without limitation, all proceeds of any policies of insurance on any of the foregoing, provided, with respect to the proceeds located at, or arising from the operation of, a Project financed under the Acquisition Line, First American shall have a second priority security interest in such proceeds, subject only to the security interest in favor of GMAC-CM.

                 Notwithstanding the foregoing, First American shall have no security interest in any Collateral related to the Omega Facilities or the TDLP Homes, except that with regard to the accounts receivable pledged to First American hereunder, First American shall have a first priority security interest in the first $3,000,000 of Omega Receivables, in accordance with the Omega Subordination Agreement, a second priority security interest in the remainder of the Omega Receivables and in the accounts generated by the TDLP Homes, and a first priority security interest in all receivables other than the Omega Receivables.

                 In addition to the other Collateral securing the Working Capital Line, as described herein, the Working Capital Line shall be secured by:

                               (1) A second priority Lien on each Project,
subject only to the Liens in favor of GMAC- CM, and the terms and conditions of the Intercreditor Agreement.

                               (2) All of the Borrower's and the Subsidiaries'
leasehold right, title and interest in and to the leases in place with respect to the facilities known as Briarcliff Health Care Center, Martin Health Care, South Park Manor, Aransas Pass Convalescent Center and Hillside Lodge.

                        b. Acquisition Line. As collateral security for the Acquisition Line, a second priority security interest in favor of GMAC-CM in the following:

                        (i) All of the right, title and interest of the Pledgors in and to the accounts receivable of the Pledgors generated by the Projects financed under the Acquisition Line, whether now existing or hereafter arising, subject only to the security interest in favor of First American;

                        (ii) All of the proceeds therefrom, including, without limitation, all proceeds of any policies of insurance on any of the foregoing.

                 In addition to the other Collateral securing the Acquisition Line and described herein, each Project Loan and all obligations in connection therewith shall be secured (and documented in form and substance acceptable to GMAC-CM), as follows:

                               (1) A deed of trust/mortgage or other
appropriate security instruments granting to GMAC- CM a first priority lien on the applicable Project real property and assets, including furniture, fixtures, Equipment, Inventory, General Intangibles, licenses, Permits, Medicaid contracts, Medicare contracts and all other personal property of the Project, whether now owned or hereafter acquired.

                               (2) A collateral assignment in favor of GMAC-CM
of all right, title and interest in and to management contracts related to the management of the Project financed by the Project Loan.

                               (3) A collateral assignment by AFI to GMAC-CM of
the Subsidiary Notes executed by DLC (or any other Subsidiary which owns a Project financed with the proceeds of the Acquisition Line) in favor of AFI, evidencing the intercompany loans from AFI to DLC (or such other Subsidiary), as contemplated by Section 2.3 of this Agreement. To effectuate such collateral assignment, AFI hereby assigns, grants and conveys to GMAC-CM, as collateral security for all obligations of the Borrower and the Guarantors in connection with funds advanced under the Acquisition Line, a security interest in all right, title and interest of AFI in and to all Subsidiary Notes, whether now existing, or hereafter executed and delivered, together with all proceeds arising therefrom. To perfect GMAC-CM's security interest in all Subsidiary Notes, at the time of the closing of each Project Loan, AFI agrees to endorse the corresponding Subsidiary Note to the order of GMAC-CM (with recourse) and to deliver the original Subsidiary Note to GMAC-CM.

                               (4) Such other documents or instruments as
GMAC-CM deems necessary to evidence or secure the Acquisition Line.

                               (5) All of the proceeds from the foregoing,
including, without limitation, all proceeds of any policies of insurance on any of the foregoing.

         4.2 Guaranty and Suretyship Agreements. In addition to the foregoing, Borrower shall cause the Guarantors to execute and deliver Guaranty and Suretyship Agreements, in form and substance acceptable to the Lenders ("Guaranty Agreements"), pursuant to which the Guarantors, jointly and severally, shall guarantee to the Lenders the repayment in full of the Credit Facility. To the extent new

Subsidiaries are formed or acquired after the date hereof, the Borrower shall cause such Subsidiaries to execute and deliver to the Lenders Guaranty Agreements, in form and substance acceptable to the Lenders guaranteeing all then outstanding and future obligations of Borrower and the Subsidiaries in connection with the Credit Facility. Execution of such Guaranty Agreements shall be deemed to be a condition to the Lenders' obligations to fund monies under the Credit Facility. GMAC-CM shall require individual Guaranty Agreements to be executed by Advocat and the Subsidiaries in connection with each individual Project Loan.

         4.3 Stock Pledge Agreement (Guarantors' Stock). Advocat shall execute a Stock Pledge Agreement, in form and substance acceptable to the Lenders, pledging to the Lenders, as security for the Credit Facility, all of the outstanding stock of DLC and DMS.

         4.4 Stock Pledge Agreement (Additional Subsidiaries). The Borrower and the Subsidiaries shall execute Stock Pledge Agreements, in form and substance acceptable to the Lenders, pledging to the Lenders, as security for the Credit Facility, all of the outstanding stock of the Subsidiaries of the Borrower and the Subsidiaries, if any (including any subsidiaries formed or acquired after the date hereof).


5.  COVENANTS AND WARRANTIES

         5.1 Borrower's Covenants and Warranties. Borrower hereby covenants, represents and warrants to the Lenders:

                 a. Borrower's principal place of business and chief executive office is at 277 Mallory Station Road, Suite 130, Franklin, TN 37067. Borrower will not change its chief executive office or its principal place of business without first giving Lenders at least thirty (30) days' prior written notice thereof and promptly providing Lenders such information and amendatory financing statements as Lenders may request in writing.

                 b. Borrower is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, is authorized to transact in Tennessee all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by Borrower will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, Borrower's charter or bylaws, or any other agreement, contract, document, or instrument to which Borrower now is a party. Borrower has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of Borrower is duly authorized to bind Borrower. Each of the Loan Documents to which Borrower is a party constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 c. There is no litigation, action, investigation or proceeding pending against Borrower or, to the best of the knowledge of Borrower, threatened (i) to acquire through the exercise of any power of condemnation, eminent domain, or similar proceeding any part of a Project, any Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use or operation of a Project in any manner, or (ii) before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Borrower or any lower reimbursement rate under any Reimbursement Contract, or (iii) that is not covered by insurance and seeks damages in excess of $100,000 (or seeks unspecified damages), except as set forth in Exhibit 5.1(c) attached hereto. Borrower is not subject to any outstanding court or administrative order which would materially impact the ability of the Borrower to perform its obligations hereunder. Borrower covenants to give the Lenders prompt written notice of any material litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against Borrower which may have a material impact on the Borrower's obligations under this Agreement, whether or not Borrower's liability under such proceeding would be covered by insurance.

                 d. Borrower is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and that Borrower is not involved in a dispute with any taxing authority over tax amounts due. Borrower covenants that all future taxes assessed against Borrower shall be timely paid and that all tax returns required of Borrower shall be timely filed (subject to the right of Borrower to contest such taxes in good faith and in compliance with applicable rules and regulations).

                 e. Borrower will give the Lenders prompt written notice within five (5) days of (i) the discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Borrower or of any Guarantor or other person or entity presently or hereafter liable for payment of all or part of the Loan Obligations, and (ii) the occurrence of any event, or presence of any condition, which constitutes an Event of Default hereunder or which with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                 f. Borrower will comply, in all material respects, with all statutes and government regulations applicable to Borrower's operations and pay promptly all taxes, assessments, claims for labor, supplies, rent, and other obligations that, if unpaid, might become a lien against Borrower's property. In the event any such liability or obligation is contested by Borrower in good faith, Borrower, at the request of the Lenders, shall establish reserves in amounts satisfactory to the Lenders to meet such obligation.

                 g. Upon demand, Borrower will advance to the Lenders, or, at the Lenders' option, reimburse the Lenders, for the following expenses:

                        (i) All taxes that the Lenders may be required to pay because of the Loan Obligations (other than state, federal or other income or similar tax payable on the interest income received by the Lenders) or because of the Lenders' interest in any Collateral securing the payment of the Loan Obligations;

                        (ii) All reasonable expenses that the Lenders may incur in connection with the preparation, execution, audit or enforcement of this Agreement or of any other document pertaining to the Loan Obligations;

                        (iii) Following an Event of Default, all reasonable costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise), valuing or appraising, or selling any Collateral securing the Loan Obligations;

                        (iv) All court costs and other reasonable costs of collecting any debt, overdraft or other obligation included in the Loan Obligations;

                        (v) All reasonable costs arising from any litigation investigation, or administrative proceeding (whether or not the Lenders are a party thereto) that the Lenders may incur as a result of the Loan Obligations or as a result of the Lenders' association with Borrower, including, but not limited to, expenses incurred by the Lenders in connection with a case or proceeding involving Borrower under any chapter of the Bankruptcy Code or any successor statute thereto;

                        (vi) Reasonable attorney's fees and expenses incurred in connection with any of the foregoing.


If the Lenders, upon failure of Borrower to meet such demand, pay any of the foregoing expenses, they shall become a part of the Loan Obligations and shall bear interest at the highest lawful rate.

                 h. Upon the occurrence and continuation of an Event of Default, either Lender shall have the right to obtain and use the services of a collateral control firm at its option. All expenses for such services shall be borne by Borrower.

                 i. Except for the Subsidiaries listed on Exhibit 5.1(i) attached hereto, Borrower presently has no subsidiaries or interests in any partnership, joint venture, or other business entity.

                 j. Borrower will maintain current corporate minute books and stock ledgers and agrees to allow the Lenders to inspect the same at any reasonable time.

                 k. Except as set forth on Exhibit 5.1(k) attached hereto, Borrower does not maintain any plan qualified under the Employee Retirement Income Security Act of 1974, and does not have any unfunded pension liabilities which are not identified on the Borrower's financial statements.

                 l. Except as set forth on Exhibit 5.1(l) attached hereto, Borrower has not been known under or done business under any name other than the name used by Borrower in executing this Agreement. Borrower agrees to give the Lenders at least fifteen (15) days prior written notice before Borrower begins using any corporate name other than that used in executing this Agreement.

                 m. In order to further secure the payment of the Loan Obligations, Borrower hereby grants a security interest and right to setoff against all of Borrower's presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of the Lenders. By maintaining any such accounts or other property with the Lenders, Borrower acknowledges that Borrower voluntarily subjects the property to the Lenders' rights hereunder. The Lenders may exercise its rights under this paragraph without further notice to Borrower, upon the occurrence of an Event of Default and expiration of applicable notice and cure periods. Borrower agrees that the Lenders shall not be liable for the dishonor of any instrument resulting from the exercise of rights under this paragraph, except in the case of willful misconduct or fraud on the part of the Lenders.

                 n. Borrower will execute such other assignments, security agreements, financing statements, and other documents that the Lenders may deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify the Lenders' rights in any property securing or intended to secure the Loan Obligations. In the event Borrower does not execute any such documents as requested by the Lenders, then in such event, any Vice President of the Lenders is hereby appointed as Borrower's attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby. Borrower acknowledges that this power of attorney is coupled with an interest and is irrevocable.

                 o. Borrower is not a party to any contract or agreement and is not subject to any contingent liability that does or, to the best of Borrower's knowledge, may impair Borrower's ability to perform under the terms of this Agreement. The execution and performance of this Agreement will not cause a default under any other contract or agreement to which Borrower or any property of Borrower is subject (which would result in a material adverse impact on the Borrower), and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Borrower's property except in favor of the Lenders.

                 p. Borrower's execution and performance of this Agreement does not require the consent of or the giving of notice to any third party including, but not limited to, any account debtor, other lender, governmental body or regulatory authority, except for such consents or approvals described in Exhibit 5.1(p) attached hereto, which consents and approvals have been obtained.

                 q. Borrower is, and shall remain, in material compliance with all federal, state, and local statutes, ordinances and regulations applicable to Borrower's business operations, and upon request, from time to time, Borrower shall provide the Lenders with evidence, satisfactory to the Lenders, of such compliance, including, without limitation, copies of all licenses, permits and other regulatory approvals required for Borrower's business operations.

                 r. Borrower and Borrower's property and business operations, are and shall remain in material compliance with all Applicable Environmental Laws, and, upon request by the Lenders, from time to time, shall provide the Lenders with evidence satisfactory to the Lenders of Borrower's compliance with all Applicable Environmental Laws.

                 s. Borrower is, and shall remain, in material compliance with all Leases, Management Contracts, and any and all other contracts and agreements material to Borrower's business operations. Borrower shall provide the Lenders with prompt written notice of any default under the terms of any Lease, Management Contract or any other contract or agreement material to the Borrower's business operations.

                 t. All information furnished or to be furnished by Borrower to the Lenders in connection with the Credit Facility or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lenders with true and accurate knowledge of the subject matter.

                 u. Borrower has not changed its name, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last __________ (___) years.

                 v. Borrower is solvent for purposes of 11 U.S.C. Section 548, and the borrowing of the Credit Facility will not render Borrower insolvent for purposes of 11 U.S.C. Section 548.

                 w. Borrower shall duly and punctually pay or cause to be paid all other indebtedness now owing or hereafter incurred by Borrower in accordance with the terms of such indebtedness, except such indebtedness owing to those other than the Lenders which is being contested in good faith and with respect to which any execution against properties of Borrower has been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by the Lenders in Lenders' sole discretion.

                 x. Borrower shall pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower, except Liens to the extent permitted by this Agreement.

                 y. Borrower shall contribute all advances under the Working Capital Line and the Acquisition Line to AFI as a capital contribution in accordance with Section 2.3 of this Agreement, and Borrower shall cause AFI to disburse such proceeds to the Subsidiaries, in the form of intercompany loans, in accordance with the provisions of Section 2.3. Borrower shall not use or distribute the proceeds of the Credit Facility for any purpose, or in any manner, other than in accordance with Sections 2.2 and 2.3 of this Agreement, without the prior written consent of the Lenders.

                 z. The distribution of the proceeds of the Credit Facility in accordance with Section 2.3 of this Agreement does not violate (i) the Borrower's charter, bylaws or other corporate organizational documents, or (ii) the terms and provisions of any contract or agreement to which Borrower or any property or assets of Borrower is subject.

                 aa.    Borrower shall maintain all records, including records
pertaining to the Accounts of the Borrower at the chief executive office of the Borrower as set forth in this Agreement.

         5.2 Negative Covenants of Borrower. So long as any of the Loan Obligations secured hereby is outstanding, Borrower covenants and warrants that, without the prior written consent of the Lenders, the Borrower will not:

                 a. Consummate any merger, consolidation or similar transaction.

                 b. Sell, assign, lease, convey, or otherwise dispose of (whether in one transaction or a series of transactions) a material part of its property or assets (whether now or hereafter acquired), except in the ordinary course of business.

                 c. Make any investment in any other party or entity, or make any loan or advance to any other party or entity, other than loans or advances to the Subsidiaries as permitted by this Agreement.

                 d. Except for the lease agreements described in Exhibit 1.1(an) attached hereto (and any renewals, replacements or extensions thereof), enter into any lease agreement or other lease transaction, related to the management or operation of additional nursing home facilities or retirement care centers.

                 e. Acquire (i) any stock or other equity interest or ownership interest in any other party or entity, or (ii) all or substantially all of the assets of any other party or entity; provided, however, notwithstanding the foregoing, the consent of Lenders is not required for an acquisition financed with Borrower's funds, provided (i) the amounts expended by the Borrower for such acquisitions (on a consolidated basis with funds used by the Guarantors under Section 5.4(e), do not exceed $500,000, in the aggregate, per fiscal year, (ii) the Borrower does not incur any additional indebtedness or contingent liabilities as a result of the acquisition, and (iii) the acquisition will not result in an Event of Default under this Agreement. Borrower shall give the Lenders notice of any such acquisition.

                 f. Materially alter its current business operations or engage in any new business venture, which is not reasonably compatible with the Borrower's current business operations.

                 g. The Borrower shall not become liable, directly or indirectly, for any obligation for money borrowed, or the equivalent, except for (i) the Credit Facility, or (ii) equipment financing (by purchase money loan or by lease) in the normal course of business, not exceeding (including amounts permitted under Section 5.4(g) hereof) $100,000 in the aggregate at any time.

                 h. Become liable, directly or indirectly, for any obligation of any other person or entity, by guaranty, endorsement or otherwise, except
(i) by endorsement of negotiable instruments payable at sight for deposit or collection, and (ii) obligations of the Subsidiaries permitted under this Agreement.

                 i. Suffer or permit, in whole or in part, dissolution, liquidation, or the repurchase, retirement or redemption of any shares of the Borrower's capital stock or the stock of the Subsidiaries, or permit a change in the ownership interests of the Borrower, except with the consent of each Lender which may be granted or refused in each Lender's sole discretion. Notwithstanding the foregoing, with prior notice to the Lenders, Borrower may dissolve an inactive Subsidiary provided any assets of such Subsidiary are transferred to Advocat or an existing Subsidiary (which is a Guarantor under this Agreement) or to the Borrower.

                 j. Declare, set aside, or pay any dividend or make any other distribution, whether in cash, in kind, or otherwise, on account of or with respect to the Borrower's stock, other than distributions or dividends paid to Advocat.

                 k. Make any loans, advances, payments of any fees (including management fees), or distributions of any type to (i) shareholders, directors, employees, and other insiders (except for employee loans to cover moving expenses, transfers, or other miscellaneous needs not exceeding an aggregate amount of One Hundred Thousand Dollars ($100,000) at any time; outside directors fees; and salaries and bonuses paid in the ordinary course of business), or (ii) any other affiliates or other entities that are not Guarantors.

                 l. Make or permit a change in any of the key executive management positions of Advocat or the Subsidiaries. For purposes of this Agreement, the key executives of Advocat shall be deemed to be Charles W. Birkett, Chief Executive Officer, Paul Richardson, President, and Mary Margaret Hamlett, Executive Vice President and Chief Financial Officer.

                 m. Transfer or assign the right to receive advances under the Credit Facility to any party other than the Guarantors, or otherwise use the proceeds of the Credit Facility for any purpose other than as described in this Agreement.

                 n. Take any action, or suffer or permit any action to be taken, that would violate any of the warranties and covenants contained in
Section 5.1 hereof or cause any of said warranties and covenants to be or become untrue.

                 o. Submit to the Lenders any certificate or other document that contains any untrue statement of material fact or omits to state a material fact necessary to make it not misleading in any material respect.

                 p. Suffer or permit, at any time, the Working Capital Borrowing Base to be less than the outstanding balance of the Working Capital Line (including all working capital advances and outstanding letters of credit).

                 q. Assign, transfer or convey any of the Borrower's, Advocat's or the Subsidiaries' right, title or interest in the Leases or the Management Contracts.

                 r. Amend, modify or terminate any of the Leases or the Management Contracts, except in the ordinary course of business. Borrower shall give prompt written notice to the Lenders of the termination of a Lease or Management Contract by the landlord or other party to the Lease or Management Contract.

                 s. Use the proceeds of the Credit Facility for any purpose other than as permitted by this Agreement.

                 t. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

                 u. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

                 v. Enter into any transaction with an affiliate of Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to Borrower, than those they could obtain in a comparable arms-length transaction with a person not an affiliate.

         5.3 Guarantors Covenants and Warranties. The Guarantors hereby covenant, represent and warrant to the Lenders (the Borrower joins in the covenants, representations and warranties contained in paragraphs b, c, d, e, q, r, and ad):

                 a. The principal place of business and chief executive office for each of the Guarantors is 277 Mallory Station Road, Suite 130, Franklin, TN 37067, except for DCMS which is 2121 Argentia Road, Suite 301 Mississauga, Ontario, L5N2X4. The Guarantors will not change their chief executive offices or their principal places of business without first giving Lenders at least thirty (30) days' prior written notice thereof and promptly providing Lenders such information and amendatory financing statements as Lenders may request in writing.

                 b. Except for the Permitted Encumbrances, the Pledgors are the owners of the Collateral, free from any adverse lien, security interest, or encumbrance. The Pledgors will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, subject only to the Permitted Encumbrances.

                 c. The Pledgors at all times will keep accurate and complete records of the accounts pledged to the Lenders hereunder. The Lenders, or any of its agents, shall have the right to call at the Pledgors' place or places of business, at reasonable intervals and without unreasonable hindrance or delay, to inspect the Collateral, and to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the accounts pledged to the Lenders hereunder, or to any other transactions between the parties hereto.

                 d. If any of the accounts pledged to the Lenders hereunder should be evidenced by promissory notes, trade acceptances, or other instruments for the payment of money, the Pledgors immediately will deliver same to the Lenders, appropriately endorsed to the Lenders' order. Regardless of the form of such endorsement, the Pledgors hereby waive presentment, demand, notice of dishonor, protest and notice of protest, and all other notices with respect thereto.

                 e. Except with respect to the Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds therefrom is on file in any public office. At the request of the Lenders, the Pledgors will join with the Lenders in executing one or more financing statements pursuant to the Uniform Commercial Code, in form satisfactory to the Lenders, and will pay the cost of filing or recording the same or this Agreement in all public offices wherever filing or recording is deemed by the Lenders to be necessary or desirable. A copy of this Agreement or copies of any financing statements executed herewith may be filed in lieu of originals in any public office.

                 f. Advocat is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to transact in Tennessee all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by Advocat will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, Advocat's Certificate of Incorporation or bylaws, or any other agreement, contract, document, or instrument to which Advocat is now a party. Advocat has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of Advocat is duly authorized to bind Advocat. Each of the Loan Documents to which Advocat is a party constitutes a valid and legally binding obligation of Advocat, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 g. DLC is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, is authorized to transact in Tennessee all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by DLC will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, DLC's charter or bylaws, or any other agreement, contract, document, or instrument to which DLC is now a party. DLC has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of DLC is duly authorized to bind DLC. Each of the Loan Documents to which DLC is a party constitutes a valid and legally binding obligation of DLC, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 h. AAS is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, is authorized to transact in Tennessee all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by AAS will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, AAS's charter or bylaws, or any other agreement, contract, document, or instrument to which AAS is now a party. AAS has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of AAS is duly authorized to bind AAS. Each of the Loan Documents to which AAS is a party constitutes a valid and legally binding obligation of AAS, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 i. ADS is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, is authorized to transact in Tennessee all business that it is now transacting therein and is and shall remain duly qualified to do business in each province in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by ADS will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, ADS's charter or bylaws, or any other agreement, contract, document, or instrument to which ADS is now a party. ADS has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of ADS is duly authorized to bind ADS. Each of the Loan Documents to which ADS is a party constitutes a valid and legally binding obligation of ADS, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 j. DCMS is and shall remain a corporation duly organized, validly existing and in good standing under the laws of Canada, is authorized to transact in Canada all business that it is now transacting therein and is and shall remain duly qualified to do business in each province in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by DCMS will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, DCMS's charter or bylaws, or any other agreement, contract, document, or instrument to which DCMS is now a party. DCMS has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of DCMS is duly authorized to bind DCMS. Each of the Loan Documents to which DCMS is a party constitutes a valid and legally binding obligation of DCMS, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 k. DGP is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is authorized to transact in Texas all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by DGP will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, DGP's charter or bylaws, or any other agreement, contract, document, or instrument to which DGP is now a party. DGP has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of DGP is duly authorized to bind DGP. Each of the Loan Documents to which DGP is a party constitutes a valid and legally binding obligation of DGP, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 l. AFI is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to transact in Delaware all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by AFI will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, AFI's charter or bylaws, or any other agreement, contract, document, or instrument to which AFI is now a party. AFI has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of AFI is duly authorized to bind AFI. Each of the Loan Documents to which AFI is a party constitutes a valid and legally binding obligation of AFI, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 m. DLCA is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, is authorized to transact in Alabama all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by DLCA will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, DLCA's charter or bylaws, or any other agreement, contract, document, or instrument to which DLCA is now a party. DLCA has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of DLCA is duly authorized to bind DLCA. Each of the Loan Documents to which DLCA is a party constitutes a valid and legally binding obligation of DLCA, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 n. FAHC is and shall remain a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, is authorized to transact in Alabama all business that it is now transacting therein and is and shall remain duly qualified to do business in each state in which qualification is necessary. Neither the execution, the delivery nor the performance of this Agreement and all related documents by FAHC will constitute a material default under or violate or conflict with any law, government regulation, decree or judgment, FAHC's charter or bylaws, or any other agreement, contract, document, or instrument to which FAHC is now a party. FAHC has full power and authority to borrow the Credit Facility and to incur the Loan Obligations provided for herein, all of which have been authorized by all proper and necessary action. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of FAHC is duly authorized to bind FAHC. Each of the Loan Documents to which FAHC is a party constitutes a valid and legally binding obligation of FAHC, enforceable in accordance with its respective terms (except as such enforcement may be limited to bankruptcy, insolvency, reorganization, receivership, moratorium, or other laws relating to the rights of creditors generally and by general principles of equity).

                 o. There is no litigation, action, investigation or proceeding pending against a Guarantor or, to the best of the knowledge of the Guarantors, threatened (i) to acquire through the exercise of any power of condemnation, eminent domain, or similar proceeding any part of a Project, any Improvements or any interest therein, or to enjoin or similarly prevent or restrict the use or operation of a Project in any manner, or (ii) before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of Guarantors or any lower reimbursement rate under any Reimbursement Contract, or (iii) that is not covered by insurance and seeks damages in the aggregate in excess of $100,000 (or seeks unspecified damages), except as set forth in

Exhibit 5.1(c) attached hereof. Guarantors are not subject to any outstanding court or administrative order which would materially impact the ability of the Guarantors to perform their obligations hereunder. Guarantors covenant to give the Lenders prompt written notice of any material litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against the Guarantors, which may have a material impact on the Borrower's or Guarantors' obligations under this Agreement or the Loan Documents, whether or not the potential liability under such proceeding would be covered by insurance.

                 p. No Guarantor is presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and no Guarantor is involved in a dispute with any taxing authority over tax amounts due. Guarantors covenant that all future taxes assessed against Guarantors shall be timely paid and that all tax returns required of Guarantors shall be timely filed.

                 q. The Pledgors will keep the Collateral free from any lien, security interest, or encumbrance other than the Permitted Encumbrances and that granted to the Lenders herein, and in good order and repair, and will not waste or destroy the Collateral or any part thereof. the Pledgors will not use the Collateral in violation of any statute or ordinance. The Pledgors' business activities are conducted in all material respects in accordance with all applicable laws and regulations, and the Pledgors covenant that such activities shall continue to be so conducted. The Lenders may examine and inspect the Collateral at any reasonable time, wherever located.

                 r. The Pledgors will maintain insurance, in form, amounts, and with companies in all respects reasonably satisfactory to the Lenders, insuring the Pledgors' inventory, fixtures, equipment, and machinery against loss from fire, theft, and other risks reasonably determined by the Lenders. The Lenders shall be designated as an additional insured under the terms of the policies evidencing such insurance. Upon request by the Lenders, the Pledgors will execute such additional instruments as the Lenders deems necessary to perfect a lien in favor of the Lenders in all of the Pledgors' rights under such policies.

                 s. Guarantors will give the Lenders prompt written notice within five (5) days of (i) the discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of either a Guarantor, the Borrower, or of any other person or entity presently or hereafter liable for payment of all or part of the Loan Obligations, and (ii) the occurrence of any event, or presence of any condition, which constitutes an Event of Default hereunder or which within the giving of notice, the passage of time, or both, would constitute an Event of Default.

                 t. Guarantors will comply, in all material respects, with all statutes and government regulations applicable to Guarantors' operations and pay promptly all taxes, assessments, claims for labor, supplies, rent, and other obligations that, if unpaid, might become a lien against Guarantors' property. In the event any such liability or obligation is contested by Guarantors in good faith, Guarantors, at the request of the Lenders, shall establish reserves in amounts satisfactory to the Lenders to meet such obligation.

                 u. Upon demand, Guarantors will advance to the Lenders, or, at the Lenders' option, reimburse the Lenders, for the following expenses:

                        (i) All taxes that the Lenders may be required to pay because of the Loan Obligations (other than federal or other income or similar tax) or because of the Lenders' interest in any Collateral securing the payment of the Loan Obligations;

                        (ii) All reasonable expenses that the Lenders may incur in connection with the preparation, execution, audit or enforcement of this Agreement or of any other document pertaining to the Loan Obligations;

                        (iii) Following an Event of Default, all reasonable costs of preserving, insuring, preparing for sale (whether by improvement, repair or otherwise), valuing or appraising, or selling any Collateral securing the Loan Obligations;

                        (iv) All court costs and other reasonable costs of collecting any debt, overdraft or other obligation included in the Loan Obligations;

                        (v) All reasonable costs arising from any litigation investigation, or administrative proceeding (whether or not the Lenders is a party thereto) that the Lenders may incur as a result of the Loan Obligations or as a result of the Lenders' association with Guarantors, including, but not limited to, expenses incurred by the Lenders in connection with a case or proceeding involving Guarantors under any chapter of the Bankruptcy Code or any successor statute thereto;

                        (vi) Reasonable attorney's fees and expenses incurred in connection with any of the foregoing.


If the Lenders, upon failure of Guarantors to meet such demand, pay any of the foregoing expenses, they shall become a part of the Loan Obligations and shall bear interest at the highest lawful rate.

                 v. Except for the subsidiaries listed on Exhibit 5.3(v) attached hereto, the Guarantors presently have no subsidiaries or interests in any partnership, joint venture or other business entity.

                 w. Each of the Guarantors will maintain current corporate minute books and stock ledgers and each Guarantor agrees to allow the Lenders to inspect the same at any reasonable time.

                 x. Except as set forth in Exhibit 5.3(x) attached hereto, no Guarantor maintains any plan qualified under the Employee Retirement Income Security Act of 1974.

                 y. Except as set forth in Exhibit 5.3(y) attached hereto, the Guarantors have not been known under or done business under any name other than the name used in executing this Agreement. Each Guarantor agrees to give the Lenders at least fifteen (15) days prior written notice before using any corporate name other than that used in executing this Agreement.

                 z. In order to further secure the payment of the Loan Obligations, Guarantors hereby grant a security interest and right to setoff against all of Guarantors' presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of the Lenders. By maintaining any such accounts or other property with the Lenders, Guarantors acknowledge that Guarantors voluntarily subject the property to the Lenders' rights hereunder.

The Lenders may exercise their rights under this Paragraph without notice to Guarantors, upon the occurrence of an Event of Default, and expiration of applicable notice and cure periods. Guarantors agree that the Lenders shall not be liable for the dishonor of any instrument resulting from the exercise of rights under this Paragraph.

                 aa. Guarantors will execute such other assignments, security agreements, financing statements, and other documents that the Lenders may deem necessary to further evidence the obligations provided for herein or to perfect, extend, or clarify the Lenders' rights in any property securing or intended to secure the Loan Obligations. Any Vice President of the Lenders is hereby appointed as Guarantors' attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby. Guarantors acknowledge that this power of attorney is coupled with an interest and is irrevocable.

                 ab. The Guarantors are not a party to any contract or agreement and are not subject to any contingent liability that does or, to the best of Guarantors' knowledge, may impair Guarantors' ability to perform under the terms of this Agreement. The execution and performance of this Agreement will not cause a default under any other contract or agreement to which Guarantors or any property of Guarantors is subject (which would result in a material adverse impact on the Borrower), and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Guarantors' property except in favor of the Lenders.

                 ac. Guarantors' execution and performance of this Agreement does not require the consent of or the giving of notice to any third party including, but not limited to, any account debtor, other lender, governmental body or regulatory authority, except for such approvals or consents described in Exhibit 5.3(ac) attached hereto, which consents and approvals have been obtained.

                 ad. So long as no default exists hereunder, the Pledgors shall have the right, in the regular course of business, to process and sell the Pledgors' inventory. The Lenders' security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Pledgors' inventory.

                 ae. Guarantors are, and shall remain, in material compliance with all federal, state, and local statutes, ordinances and regulations applicable to Guarantors' business operations, and upon request, from time to time, Guarantors shall provide the Lenders with evidence, satisfactory to the Lenders, of such compliance, including, without limitation, copies of all licenses, permits and other regulatory approvals required for Guarantors' business operations.

                 af. Guarantors and Guarantors' property and business operations, are and shall remain in material compliance with all Applicable Environmental Laws, and, upon request by the Lenders, from time to time, shall provide the Lenders with evidence satisfactory to the Lenders of Guarantors' compliance with all Applicable Environmental Laws.

                 ag. Guarantors are, and shall remain, in material compliance with all Leases, Management Contracts, and any and all other contracts and agreements material to Guarantors' business operations. Guarantors shall provide the Lenders with prompt written notice of any default under the terms of any Lease, Management Contract or any other contract or agreement material to the Guarantors' business operations.

                 ah. All information furnished or to be furnished by a Guarantor to the Lenders in connection with the Credit Facility or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lenders with true and accurate knowledge of the subject matter.

                 ai. Guarantors have not changed their names, been known by any other name, or been a party to a merger, reorganization or similar transaction within the last __________ (___) years, except as set forth in Exhibit 5.3(ai) attached hereto.

                 aj. All of the Guarantors are solvent for purposes of 11 U.S.C. Section 548, and the borrowing of the Credit Facility and the Guaranty Agreements executed in connection therewith will not render a Guarantor insolvent for purposes of 11 U.S.C. Section 548.

                 ak. Guarantors shall duly and punctually pay or cause to be paid all other indebtedness now owing or hereafter incurred by Guarantors in accordance with the terms of such indebtedness, except such indebtedness owing to those other than the Lenders which is being contested in good faith and with respect to which any execution against properties of Guarantors have been effectively stayed and for which reserves and collateral for the payment and security thereof have been established as determined by the Lenders in Lenders' sole discretion.

                 al. Guarantors shall pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Guarantors, except Liens to the extent permitted by this Agreement.

                 am. The proceeds of the Credit Facility contributed to AFI by the Borrower in accordance with Section 2.3 of this Agreement, shall be distributed by AFI to the Subsidiaries, in the form of intercompany loans in accordance with Section 2.3 of this Agreement. AFI shall not use or distribute the proceeds of the Credit Facility for any purpose, or in any manner, other than in accordance with Section 2.3 of this Agreement, without the prior written consent of the Lenders.

                 an. The distribution of the proceeds of the Credit Facility in accordance with Section 2.3 of this Agreement does not violate (i) the charter, bylaws or other corporate organizational documents of AFI or any other Guarantor, or (ii) the terms and provisions of any contract or agreement to which AFI or any other Guarantor, or any property or assets of AFI or any Guarantor, is subject.

                 ao. Guarantors shall maintain all records, including records pertaining to the Accounts of the Guarantors at the chief executive office of the Guarantors as set forth in this Agreement.

        5.4 Negative Covenants of the Guarantors. So long as any of the Loan Obligations secured hereby is outstanding, the Guarantors covenant and warrant to the Lenders that, without the prior written consent of the Lenders, the Guarantors will not (Borrower joins in the covenants contained in paragraph
(m) hereof):

      a.     Consummate any merger, consolidation or similar transaction.

                 b. Sell, assign, lease, convey, or otherwise dispose of (whether in one transaction or a series of transactions) a material part of its property or assets (whether now or hereafter acquired), except in the ordinary course of business.

                 c. Make any investment in, or make any loan or advance to any other party or entity, other than loans or advances to the Borrower as permitted by this Agreement.

                 d. Except for the lease agreements described in Exhibit 1.1(an) attached hereto (and any renewals, replacements or extensions thereof), enter into any lease agreement or other lease transaction, related to the management or operation of additional nursing home facilities or retirement care centers.

                 e. Acquire (i) any stock or other equity interest or ownership interest in any other party or entity, or (ii) all or substantially all of the assets of any other party or entity; provided, however, notwithstanding the foregoing, the Lenders' consent is not required for an acquisition financed with Guarantors' funds, provided (i) the amounts expended by any Guarantor for such acquisition (on a consolidated basis with funds used by the Borrower under Section 5.2(e) do not exceed $500,000, in the aggregate, per fiscal year, (ii) neither any Guarantor nor the Borrower incurs any additional indebtedness or contingent liabilities as a result of the acquisition, and (iii) the acquisition will not result in an Event of Default under this Agreement. The Guarantors shall give the Lenders notice of any such acquisition.

                 f. Materially alter its current business operations or engage in any new business venture, which is not reasonably compatible with the Guarantors' current business operations.

                 g. The Guarantors shall not become liable, directly or indirectly, for any obligation for money borrowed, or the equivalent, except for (i) the Credit Facility, (ii) equipment financing (by purchase money loan or by lease) in the normal course of business, not exceeding (including amounts permitted under Section 5.1(g) hereof) $100,000 in the aggregate at any time.

                 h. Become liable, directly or indirectly, for any obligation of any other person or entity, by guaranty, endorsement, or otherwise, except
(i) by endorsement of negotiable instruments payable at sight for deposit or collection, and (ii) obligations of the Borrower and the Subsidiaries permitted under this Agreement.

                 i. Suffer or permit, in whole or in part, dissolution, liquidation, or the repurchase, retirement or redemption of any shares of its own stock or the stock of any subsidiary.

                 j. Declare, set aside, or pay any dividend or make any other distribution, whether in cash, in kind, or otherwise, on account of or with respect to its stock to any party other than Advocat.

                 k. Use the proceeds of the Credit Facility for any purpose other than as permitted by this Agreement.

                 l. Make any loans, advances, payments of any fees (including management fees), or distributions of any type to any affiliates or other entities, other than the Borrower and the Guarantors under this Agreement.

                        m. In the case of the Pledgors, suffer or permit the Collateral to become subject to any security interest, lien, or other encumbrance, except for the following:

                        (i) Any lien created by virtue of this Agreement, or any other lien in favor of the Lenders;

                        (ii) A pledge or deposit in connection with or to secure workman's compensation, unemployment insurance, pensions, or other employee benefits accruing under the provisions of law or under agreements now in force and disclosed to the Lenders; and

                        (iii)  The Permitted Encumbrances.

                        n. Take any action, or suffer or permit any action to be taken, that would violate any of the warranties and covenants contained in Section 5.3 hereof or cause any of said warranties and covenants to be or become untrue.

                        o. Submit to the Lenders any certificate or other document that contains any untrue statement of material fact or omits to state a material fact necessary to make it not misleading in any material respect.

                        p.     Assign, transfer or convey any of the
Borrower's or the Subsidiaries' right, title or interest in the Leases or the Management Contracts.

                        q. Amend, modify or terminate any of the Leases or the Management Contracts, except in the ordinary course of business. Borrower shall give prompt written notice to the Lenders of the termination of a Lease or Management Contract by the landlord or other party to the Lease or Management Contract.

                        r. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

                        s. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time or (b) any employee plan to be subject to involuntary termination proceedings at any time.

                        t. Enter into any transaction with an affiliate of a Guarantor other than in the ordinary course of its business and on fair and reasonable terms no less favorable to the Guarantor, than those the Guarantor could obtain in a comparable arms-length transaction with a person not an affiliate.

         5.5 Financial Condition/Reporting Requirements. The Borrower, Advocat and the other Guarantors covenant and represent to the Lenders:

                        a. The consolidated statement of condition of Advocat _________________, dated previously delivered to the Lenders, fairly and accurately reflects the financial condition and capital structure of the Borrower, Advocat and the Subsidiaries, on a consolidated basis, as of said date. Since said date, no material adverse change in either has occurred or, to the knowledge of Borrower, is threatened. All financial statements delivered to the Lenders have been prepared in accordance with GAAP, and are true, accurate and complete in every respect. A list of all known contingent liabilities is attached hereto as
Exhibit 5.5(a). Borrower acknowledges that the Lenders have advanced (or committed to advance) the Credit Facility in reliance upon such financial statements, and Advocat, the Borrower and the Subsidiaries warrant that no material adverse change has occurred in the financial condition of any person or entity as set forth in such financial statements. Advocat, the Borrower and the Subsidiaries warrant that the parties have good and absolute title to the assets disclosed on the balance sheet disclosed to the Lenders, subject only to liens, security interests and other encumbrances noted thereon, or disclosed herein.

                 b. Advocat shall furnish to the Lenders, within ninety (90) days of the close of Advocat's fiscal year two (2) copies of Advocat's complete audited consolidated and internally prepared consolidating financial statements prepared in accordance with GAAP, including balance sheet, income statement, sources and uses statement, and reconciliation of net worth and pertinent footnotes, prepared by a certified public accountant acceptable to the Lenders with such accountant giving an unqualified opinion as to all consolidated statements, together with two (2) copies of the management letter delivered by the certified public accountant. A responsible officer of Advocat shall execute a Compliance Certificate certifying to the Lenders that, as of the date of such Certification, no material Default exists with respect to any of the terms, conditions, and covenants of this Agreement and the Compliance Certificate shall accompany the financial statements. At the Lenders' request, Advocat will furnish the Lenders two (2) copies of all federal income tax returns within fifteen (15) days after they are filed by Advocat. Advocat shall also supply the Lenders with two (2) copies of all 10K, 10Q, and any and all reports and filings prepared for the Securities and Exchange Commission on behalf of Advocat, within ten (10) days following the completion of such schedules and reports. Advocat will promptly provide the Lenders with such press releases, brokerage reports and additional financial information as the Lenders may reasonably request from time to time.

                 c. Within forty-five (45) days after the end of each quarter, Advocat shall furnish to the Lenders two (2) copies of Advocat's quarterly interim consolidated and consolidating financial and operating statements for the preceding quarter (and year-to-date), in form and content satisfactory to the Lenders, which shall be certified by a responsible officer of Advocat and shall reflect accurately the financial condition of Advocat. Such statements shall include, on a quarterly basis, a consolidated accounts receivable aging report, which shall identify the Omega Receivables and all other receivables, and shall otherwise be in form and substance acceptable to the Lenders. Advocat shall also submit to the Lenders on a quarterly basis a fully certified Compliance Certificate, including a calculation of the Working Capital Borrowing Base. All certifications shall be signed by a responsible officer of Advocat satisfactory to the Lenders.

                 d. With respect to any Project acquired or refinanced with Project Loan proceeds, a covenant requiring submission to GMAC-CM (with a copy to First American) of the following:

                        (i) Quarterly financial statements of the operations of the acquired Project within forty-five (45) days of each quarter end, except with respect to the statements for the fourth quarter which shall be delivered within ninety (90) days of fiscal year end.

                        (ii) A quarterly statement, within forty-five (45) days of each quarter end, of the number of bed days available and the actual patient days incurred for the quarter, together with quarterly census information of the acquired Project as of the end of such quarter in sufficient detail to show patient-mix (i.e., private, Medicare, Medicaid, and Veterans Administration) on a daily average basis for such year through the end of such quarter.

                        (iii) Within ten (10) days of filing or receipt of all Medicare and Medicaid cost reports and any amendments thereto filed with respect to the acquired Project, and all responses, and all responses, audit reports, or inquiries with respect to such cost reports.

                        (iv) Within ten (10) days of receipt, a copy of the Medicaid rate calculation worksheet (or the equivalent thereof) issued by the appropriate Medicaid agency for the Project.

                        (v) Within three (3) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the Project license and/or the Medicare and/or Medicaid certification of the Project is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend the Project's license or certification.

         5.6 Financial Covenants. The Borrower, Advocat and the other Guarantors shall comply with the following financial covenants, on a consolidated basis:

                 a. Maintain a Current Ratio of not less than 1.25 to 1 at all times.

                 b. Maintain a ratio of Adjusted Funded Debt to EBITDAR of not more than 5.9 to 1 at all times.

                 c. Maintain a Fixed Charge Coverage Ratio of not less than
1.25 to 1 at all times, measured quarterly on a rolling four (4) quarter basis.

                 d. Maintain a Tangible Net Worth of not less than $21,000,000 at Closing. Such minimum Tangible Net Worth shall increase thereafter on a quarterly basis by a minimum of seventy-five percent (75%) of quarterly net income (beginning with the fiscal quarter ended December 31, 1996), plus one hundred percent (100%) of any additions to Borrower's capital. For purposes of this covenant, Tangible Net Worth shall be calculated in accordance with GAAP, except Tangible Net Worth shall include deferred income taxes.

                 e. Such additional financial covenants as may be required by GMAC-CM in a Project Loan Agreement.

         5.7 Covenants, Representations and Warranties as to Projects. Advocat, the Borrower and the Subsidiaries covenant, represent and warrant to the Lenders, with respect to each Project financed under the Acquisition Line:

                 a. Advocat, the Borrower and the Subsidiaries shall comply with all applicable laws and regulations to cause all licenses, permits, certificates of need, reimbursement contracts and any other agreements necessary for the use and operation of the Projects and other facilities owned or operated by such parties, or as may be necessary for participation in the Medicaid, Medicare or other applicable reimbursement programs to remain in full force and effect, without reduction in the number of licensed beds authorized for use in such reimbursement programs.

                 b. Advocat shall cause to be furnished to the Lenders, within ten (10) days of the receipt thereof, a copy of any Medicare, Medicaid or other licensing agency survey or report and any statement of deficiencies in connection therewith. Advocat shall also cause to be promptly furnished to the Lenders a copy of any plan of correction generated by Advocat, the Borrower or the Subsidiaries in connection with any such survey or report. Advocat, the Borrower and the Subsidiaries covenant to correct, in requisite time, any deficiency, the curing of which is conditioned to continued licensure or otherwise required for complete participation in Medicaid, Medicare or other reimbursement programs (including reimbursement with respect to existing patients and admission of new patients).

                 c. Each Project is duly licensed to operate under the applicable laws of the state where the Project is located. All permits required for the operation of the Project, including, without limitation, the certificate of need, are in full force and effect and constitute all of the permits, licenses and certificates required for the use and occupancy thereof. The operation of the Project is in compliance in all material respects with the applicable provisions of nursing home, nursing facility or assisted living facility laws, rules, regulations and published interpretations to which the Project is subject. No waivers of any laws, rules, regulations, or requirements (including, but not limited to, minimum foot requirements per bed) are required for the Project to operate at the foregoing licensed bed capacity. All reimbursement contracts are in full force and effect with respect to the Project, and the Borrower is in good standing with all the respective agencies governing such applicable nursing home licenses, program certification, and reimbursement contracts. The Project is current in the payment of all so-called provider specific taxes or other assessments with respect to such reimbursement contracts. Borrower will keep all certificate of need and/or any required permits with respect to all Projects in full force and effect. In the event GMAC-CM acquires the Project through foreclosure or otherwise, neither GMAC-CM nor a subsequent manager, a subsequent lessee or any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need prior to applying for and receiving a license to operate the Project and certification to receive Medicare and Medicaid payments (and its successor programs) for patients having coverage thereunder provided that no service or bed compliment is changed.

                 d. Neither Advocat, the Borrower nor a Subsidiary has granted to any third party the right to reduce the number of licensed beds in the Project or to apply for approval to transfer the right to any and all of the licensed Project beds to any other location.

                 e. All Projects and the operation thereof shall comply in all material respects with all applicable covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and the regulations promulgated thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes, Medicaid and Medicare laws and keep the Permits for each Project in full force and effect.

                 f. At all times while the Project Loans are outstanding, Advocat, the Borrower and the Subsidiaries shall cause to be maintained (and provide satisfactory evidence thereof to GMAC-CM) the following insurance with respect to each Project:

                        (i) Professional liability insurance in at least the amount of $1,000,000.00 per occurrence, $2,000,000.00 aggregate, which shall include "tail" coverage insuring the owner of the Project for acts occurring prior to the date hereof, with a $10,000,000.00 umbrella policy which includes coverage for professional liability;

                        (ii) General liability insurance in an amount equal to at least $2,000,000.00 per occurrence, $5,000,000.00 aggregate, with a $10,000,000.00 umbrella policy;

                        (iii) "All-risk" coverage on the Project in an amount not less than the replacement cost thereof, insuring against such potential causes of loss as shall be required by GMAC-CM, including but not limited to loss or damage from wind, fire, ice, and subsidence, and, if customary for the geographic area and if requested by GMAC-CM, earthquake;

                        (iv) Business interruption insurance (including rental value if the Property or Project is leased in whole or part) equal to not less than twelve (12) months estimated gross revenues less expenses not ordinarily incurred during the period of business interruption; and

                        (v) Workers' compensation insurance as required by the laws of the state where the Project is located.

[LANGUAGE NEEDS TO BE REVISED TO REFLECT UMBRELLA COVERAGE OF ADVOCAT - LANGUAGE TO BE INSERTED FOLLOWING REVIEW OF INSURANCE COVERAGES.]

                 Each of the policies described in (i) and (ii) above shall name GMAC-CM as an additional insured. Each of the policies described in (iii) and (iv) above shall name GMAC-CM as mortgagee and loss payee under a standard noncontributory mortgagee and lender loss payable clause, and shall provide that GMAC-CM shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of any of the policies described in (iii) and
(iv) above shall be payable by check payable to GMAC-CM or jointly payable to Borrower and to GMAC-CM, delivered to GMAC-CM, and such proceeds shall be applied by GMAC-CM, at its sole option, either (i) to the full or partial payment or prepayment of the Project Loan (without premium), or (ii) to the repair and/or restoration of the Project damaged or taken. Each of the policies described in (iii) and (iv) above must be written by an insurer having a rating of A or better from Standard & Poors, and Fitch Investors Service and a Best rating acceptable to GMAC-CM.

                 Notwithstanding the foregoing, GMAC-CM agrees that GMAC-CM shall make the net proceeds of insurance or condemnation (after payment of GMAC-CM's reasonable costs and expenses) available to Borrower for Borrower's repair, restoration and replacement of a Project damaged or taken on the following terms and subject to Borrower's satisfaction of the following conditions:

                               (1)   The aggregate amount of all such proceeds
shall not exceed the aggregate amount of the Project Loan related to the damaged Project;

                               (2)   At the time of such loss or damage and at
all times thereafter while GMAC-CM is holding any portion of such proceeds, there shall exist no Default or Event of Default;

                               (3)   The Project for which loss or damage has
resulted shall be capable of being restored to its preexisting condition and utility in all material respects with a value equal to or greater than that which existed prior to such loss or damage and such restoration shall be capable of being completed prior to the earlier to occur of (i) the expiration of business interruption insurance as determined by an independent inspector reasonably acceptable to GMAC-CM and the Borrower, or (ii) the Maturity Date;

                               (4)   Within thirty (30) days from the date of
such loss or damage Borrower shall have given GMAC-CM a written notice electing to have the proceeds applied for such purpose;

                               (5)   Within sixty (60) days following the date
of notice under the preceding subparagraph (3) and prior to any proceeds being disbursed to Borrower, Borrower shall have provided to GMAC-CM all of the following:

                                     (a)   complete plans and specifications
for restoration, repair and replacement of the Project damaged to the condition, utility and value required by (3) above,

                                     (b)   if loss or damage exceeds $50,000,
fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specification,

                                     (c)   builder's risk insurance for the
full cost of construction with GMAC-CM named under a standard mortgagee loss-payable clause,

                                     (d)   such additional funds as in
GMAC-CM's reasonable opinion are necessary to complete such repair, restoration and replacement, and

                                     (e)   copies of all permits and licenses
necessary to complete the work in accordance with the plans and specifications;

                               (6)   GMAC-CM may, at Borrower's expense, retain
an independent inspector reasonably acceptable to GMAC-CM and the Borrower, to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

                               (7)   No portion of such proceeds shall be made
available by GMAC-CM for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing a damaged Project for which a loss or damage has occurred unless the same are covered by such insurance;

                               (8)   Borrower shall diligently pursue such work
and shall complete such work prior to the earlier to occur of the expiration of business interruption insurance or the Maturity Date;

                               (9)   Each disbursement by GMAC-CM of such
proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by GMAC-CM) signed and certified by Borrower and, if required by the GMAC-CM, its architect and general contractor with appropriate invoices and lien waivers as required by GMAC-CM;

                    (10) GMAC-CM shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such proceeds, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as GMAC-CM shall request to create, evidence, or perfect such lien and security interest; and

                    (11) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Project for which a loss or damage has occurred, or in the event Borrower fails to timely make the election to have insurance proceeds applied to the restoration of the Project, or, having made such election, fails to timely comply with the terms and conditions set forth herein, or, if the conditions set forth herein for such application are otherwise not satisfied, then GMAC-CM shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at GMAC-CM's option either (i) to the full or partial payment or prepayment of the Project Loan (without premium) in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Project for which a loss or damage has occurred.

                    Borrower appoints GMAC-CM as Borrower's
attorney-in-fact to cause the issuance of or an endorsement of any insurance policy to bring Borrower into compliance herewith and, as limited above, at GMAC-CM's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will GMAC-CM be liable for failure to collect any amounts payable under any insurance policy.

                    g. Advocat, the Borrower and the Subsidiaries shall cause to be maintained at all times at each Project or the management agent's offices, and upon GMAC-CM's request shall make available at the Project, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the results of the operation of the Project, and copies of all written contracts, leases (if any), and other instruments which affect the Project, which books, records, contracts, leases (if any) and other instruments shall be subject to examination and inspection at any reasonable time by GMAC-CM (upon reasonable advance notice, which for such purposes only may be given orally, except in the case of an emergency or following an Event of Default, in which case no advance notice shall be required), provided, however, if an Event of Default has occurred and is continuing, Borrower shall deliver to GMAC-CM upon written demand all books, records, contracts, leases (if any) and other instruments relating to the Project or its operation and Borrower authorizes GMAC-CM to obtain a credit report on Borrower at any time.

                    h. Advocat, the Borrower and the Subsidiaries shall conduct, or cause to be conducted, the operation of the Project at all times in a manner consistent with the level of operation of the Project as of the date hereof, including without limitation, the following:

                        (i) to maintain the standard of care for the patients of the Project at all times at a level necessary to insure quality care for the patients of the Project in accordance with customary and prudent industry standards;

                        (ii) to operate the Project in a prudent manner and in compliance with applicable laws and regulations relating thereto and cause all Permits, Reimbursement Contracts, and any other agreements necessary for the use and operation of the Project or as may be necessary for participation in the Medicaid, Medicare, or other applicable reimbursement programs to remain in effect without reduction in the number of licensed beds or beds authorized for use in the Medicaid, Medicare, or other applicable reimbursement programs (except for reductions mandated by changes in applicable law, provided any such bed reduction does not result in a change in a Project's financial covenants beyond the limits established for such Project by GMAC-CM and set forth in the Loan Documents);

                        (iii) to maintain sufficient Inventory and Equipment of types and quantities at the Project to enable Borrower adequately to perform operations of the Project;

                        (iv) to keep all improvements and equipment located on or used or useful in connection with the Project in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs, renewals, replacements, additions, and improvements thereto to keep the same in good operating condition; and

                        (v) to maintain sufficient cash in the operating accounts of the Project in order to satisfy the working capital needs of the Project.

                        i. Advocat, the Borrower and the Subsidiaries shall furnish to GMAC-CM, or cause to be furnished to GMAC-CM, within twenty (20) days of receipt a copy of any Medicare, Medicaid, or other licensing agency survey or report and any statement of deficiencies and/or any other report indicating that any action is pending or being considered to downgrade the Project to a substandard category, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to GMAC-CM a copy of the plan of correction generated from such survey or report for the Project, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicaid, Medicare or other reimbursement program pursuant to any reimbursement contract for existing patients or for new patients to be admitted with Medicaid or Medicare coverage, by the date required for cure by such agency (plus extensions granted by such agency).

                        j. Upon the written request of a Lender, the Borrower and the Guarantors shall furnish such Lender with a certificate stating that such entities have complied with and are in compliance with all terms, covenants and conditions of the Loan Documents to which each is a party, and that there exists no Default or Event of Default or, if such is not the case, that one or more specified events have occurred, and that the representations and warranties contained herein are true and correct with the same effect as though made on the date of such certificate.

                        k. For so long as a Project Loan remains outstanding, if any Event of Default shall occur hereunder, or if, in GMAC-CM's judgment, a material depreciation in the value of a Project shall have occurred, then in any such event, GMAC-CM, may cause the Project to be appraised by an appraiser selected by GMAC-CM, and in accordance with GMAC-CM's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Project. Borrower agrees to pay all reasonable costs incurred by GMAC-CM in connection with such appraisal which costs shall be secured by the Project Loan Documents and shall accrue interest at the Default Rate until paid.

                 l. Advocat, the Borrower and the Subsidiaries shall comply with such other covenants, representations or warranties as may be contained in a Project Loan Commitment, and the GMAC Master Loan Commitment and the Project Loan Documents.

                 m. Borrower and the Guarantors shall cause to be maintained all approved management agreements with respect to each Project in full force and effect and timely perform all of the owner's obligations thereunder and enforce performance of all obligations of the manager thereunder and not permit the termination, amendment or assignment of a management agreement unless the prior written consent of GMAC-CM is first obtained, which consent may be in the sole and absolute discretion of GMAC-CM. Borrower will not enter into any management agreement without Lenders' prior written consent, which may be in the sole and absolute discretion of GMAC-CM.

                 n. Borrower and the Guarantors shall provide all items and pay all amounts required by each Project Loan Commitment. If any term of a Project Loan Commitment shall conflict with the terms of this Agreement, the Project Loan Commitment shall govern and control. As to any matter contained in the GMAC-CM Master Loan Commitment, and as to which no mention is made in this Agreement or the other Loan Documents, the GMAC-CM Master Loan Commitment shall continue to be in effect and shall survive the execution of this Agreement and all other Loan Documents.

                 o. Neither Borrower nor a Guarantor shall assign or transfer any of its interest in any Permits or Reimbursement Contracts (including rights to payment thereunder) pertaining to a Project, or assign, transfer, or remove or permit any other person to assign, transfer, or remove any records pertaining to a Project, including, without limitation, patient records, medical and clinical records (except for removal of such patient records as directed by the patients owning such records), without the Lenders' prior written consent, which consent may be granted or refused in Lenders' sole discretion.

                 p. Neither Borrower nor a Guarantor shall create, incur, assume or suffer to exist any Lien upon or with respect to a Project any of its priorities, rights, income or other assets relating thereto, including, without limitation, the Collateral whether now owned or hereafter acquired, other than the following permitted Liens:

                     (i)    Liens at any time existing in favor of the Lenders;

                     (ii) Liens which are listed in Exhibit 5.7(p)(ii) attached hereto;

                     (iii) Inchoate Liens arising by operation of law for the purpose of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and, if such Lien is a lien upon any Project, such Lien must be fully disclosed to the Lenders and bonded off and removed from the Project in a manner satisfactory to Lenders;

                        (iv) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for money borrowed or for credit received with respect to property acquired) entered into in the ordinary course of business as presently conducted or to secure obligations for surety or appeal bonds;

                        (v) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent; and

                        (vi) "Permitted Encumbrances" upon the Project, as defined in the Project Loan Documents.

                 q. Neither Borrower nor a Guarantor shall alter or change, in any material respect, the use of a Project or permit any management agreement for a Project or enter into any operating lease for a Project, unless Borrower first notifies GMAC-CM and provides GMAC-CM a copy of the proposed lease agreement or management agreement, obtains GMAC-CM's written consent thereto, which consent may be withheld in GMAC-CM's sole discretion, and obtains and provides GMAC-CM with a subordination agreement in form satisfactory to GMAC-CM, as determined by GMAC-CM in their sole discretion, from such manager or lessee subordinating to all rights of GMAC-CM.

                 r. Advocat, the Borrower and the Subsidiaries shall immediately notify Lenders, upon knowledge thereof, of the assessment by any state or any Medicare, Medicaid, health or licensing agency of any fines or penalties against such entities (or any one of them), the manager of a Project, or a Project.

         5.8 Environmental Hazards. The Borrower and the Guarantors hereby represent and warrant to the Lenders:

                 a. Except for matters covered by a written program of operations and maintenance approved in writing by Lenders (an "O&M Program") or matters described in this Section 5.8, neither Borrower nor a Guarantor shall cause or permit any of the following:

                    (i) The presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal-of any Hazardous Materials in, on or under a Project or any Improvements;

                    (ii) The transportation of any Hazardous Materials to, from, or across a Project;

                    (iii) Any occurrence or condition a Project or any other property of Borrower that is adjacent to a Project, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or

                    (iv) Any violation of or noncompliance with the terms of any Environmental Permit with respect to a Project, the Improvements or any property of Borrower that is adjacent to a Project.

The matters described in clauses (i) through (iv) above are referred to collectively herein as "Prohibited Activities and Conditions" and individually as a "Prohibited Activity and Condition".

                 b. Notwithstanding any other provision to the contrary, "Prohibited Activities and Conditions" shall not include the safe and lawful use and storage of quantities of (1) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable facilities, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of the Project; and (3) petroleum products used in the operation and maintenance of motor vehicles from time to time located at a Project's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

                 c. Borrower and the Guarantors shall take all appropriate steps (including the inclusion of appropriate provisions in any leases approved by Lenders which are executed after the date of this Agreement) to prevent its employees, agents, contractors, tenants and occupants of a Project from causing or permitting any Prohibited Activities and Conditions.

                 d. If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present at a Project to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lenders' out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lenders. Any such out-of- pocket costs of Lenders which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

                 e. Borrower shall promptly notify Lenders in writing of any and all of the following that may occur:

                        (i) Borrower's discovery of any Prohibited Activity and Condition.

                        (ii) Borrower's or a Guarantor's receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other person with regard to present, or future alleged Prohibited Activities and Conditions or any other environmental, health or safety matters affecting a Project, or any other property of Borrower or a Guarantor that is adjacent to a Project.

                        (iii)  Any representation or warranty in this Section
5.8 which becomes untrue at any time after the date of this Agreement.

                        Any such notice given by Borrower or a Guarantor shall not relieve Borrower or a Guarantor of, or result in a waiver of, any obligation under this Agreement, the Note, or any of the other Loan Documents.

                 f. Borrower and the Guarantors, jointly and severally, agree to pay promptly the costs of any environmental inspections, tests or audits required by the Lenders in connection with any foreclosure or deed in lieu of foreclosure, or, if required by Lenders, as a condition of Lenders' consent to any "Transfer" (as defined in the Project Loan Documents), or required by Lenders following a reasonable determination by Lenders that Prohibited Activities and Conditions may exist. Any such costs incurred by Lenders (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Loan Obligations.

                 g. If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("Remedial Work") is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over a Project or the use, operation or improvement of a Project under any Hazardous Materials Law, Borrower and the Guarantors shall, by the earlier of (1) the applicable deadline required by Hazardous Materials law or (2) 30 days after notice from Lenders demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete such work by the time required by applicable Hazardous Materials Law. If Borrower or the Guarantors fail to begin on a timely basis or diligently prosecute any required Remedial Work to be completed, in which case Borrower and the Guarantors shall reimburse Lenders on demand for the cost of doing so. Any reimbursement due from Borrower or the Guarantors to Lenders shall become part of the Loan Obligations.

                 h. Borrower and the Guarantors shall cooperate with inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity and Condition.

                 i. (i) Borrower and the Guarantors shall hold harmless, defend and indemnify (i) the Lenders, (ii) the officers, directors, partners, agents, shareholders, employees and trustees of any of the foregoing, and (iii) the heirs, legal representatives, successors and assigns of each of the foregoing (together, the "Indemnitees") against all proceedings, claims, damages, losses, expenses, penalties and costs (whether initiated or sought by any Governmental Authority or private parties), including fees and out of pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

                               (1)   Any breach of any representation or
warranty of Borrower or the Guarantors in this Section 5.8.

                               (2)   Any failure by Borrower or the Guarantors
to perform any of its obligations under this Section 5.8.

                               (3)   The existence or alleged existence of any
Prohibited Activity and Condition.

                               (4)   The presence or alleged presence of
Hazardous Materials in, on, or around under a Project, or any property of Borrower or the Guarantors that is adjacent to a Project, or

                               (5)   Actual or alleged violation of any
Hazardous Materials Law.

                        (ii) Counsel selected by Borrower or the Guarantors to defend Indemnitees shall be subject to the approval of those Indemnitees. Notwithstanding anything contained herein, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower's and Guarantors' expense if such Indemnitee has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel (but Borrower and the Guarantors shall be obligated to bear the expense of at most only one such separate counsel). Nothing contained herein shall prevent an Indemnitee from employing separate counsel in any such action at any time and participating in the defense thereof at its own expense.

                        (iii) Neither Borrower nor a Guarantor shall, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "Claim") settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lenders of a written release of those Indemnitees, satisfactory in form and substance to Lenders; or (ii) may materially and adversely affect any Indemnitee, as determined by such Indemnitee in its sole discretion.

                        (iv) The liability of Borrower and the Guarantors to indemnify the Indemnitees shall not be limited or impaired by any of the following, or by any failure of Borrower or the Guarantors to receive notice of or consideration for any of the following:

                              (1)   Any amendment or modification of any Loan
Document.

                              (2)   Any extensions of time for performance
required by any of the Loan Documents.

                              (3)   The accuracy or inaccuracy of any
representations and warranties made by Borrower under this Instrument or any other Loan Document.

                              (4)   The release of Borrower, the Guarantors,
or any other person, by Lenders or by operation of law, from performance of any obligation under any of the Loan Documents.

                              (5)   The release or substitution in whole or in
part of any security for the Loan Obligations.

                              (6)   Lenders' failure to properly perfect any
lien or security interest given as security for the Loan Obligations.

                        (v) Borrower shall, at its own cost and expense, do all of the following:

                              (1)   Pay or satisfy any judgment or decree that
may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 5.8.

                              (2)   Reimburse Indemnitees for any expenses
paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 5.8.

                               (3)   Reimburse Indemnitees for any and all
expenses, including fees and costs of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Section 5.8, or in monitoring and participating in any legal or administrative proceeding.

                        (vi) In any circumstances in which the indemnity under this Section 5.8 applies, each Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lenders, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. Borrower and the Guarantors shall reimburse Lenders upon demand for all costs and expenses incurred by Lenders, including all costs of settlements entered into in good faith, and the fees and out of pocket expenses of such attorneys and consultants.

                        (vii) The provisions of this Section 5.8 shall be in addition to any and all other obligations and liabilities that Borrower or the Guarantors may have under the applicable law or under the other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 5.8 without regard to whether Lenders or that Indemnitee has exercised any rights against a Project or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. The obligation of the Borrower and the Guarantors to indemnify the Indemnitees under this Section 5.8 shall be joint and several. The obligations of Borrower and the Guarantors to indemnify the Indemnitees under this Section 5.8 shall survive any repayment or discharge of the Loan Obligations, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Loan Documents.


6.  CONDITIONS PRECEDENT

         6.1 Conditions to Closing and Funding. As conditions precedent to the Lenders' obligation to close the Credit Facility and/or to fund any advances, in addition to the conditions precedent set forth in Section 3.2 of this Agreement related to Project Loans, Borrower shall furnish to the Lenders, in form reasonably satisfactory to the Lenders:

                 a. Execution and delivery of this Agreement and all related Loan Documents deemed necessary by the Lenders in connection with the Credit Facility.

                 b. Guaranty and Suretyship Agreements, in form satisfactory to the Lenders, executed by the Guarantors agreeing to be joint and several guarantors and sureties for the full and prompt payment of the Credit Facility.

                 c. Stock Pledge Agreement executed by Advocat and pledging all of the outstanding stock of DLC and the Borrower to the Lenders, as collateral security for the Credit Facility (the "Stock Pledge Agreement").

                 d. Stock Pledge Agreement executed by DLC pledging all of the outstanding stock of the subsidiaries of DLC to the Lenders, as collateral security for the Credit Facility (the "DLC Stock Pledge Agreement").

                 e. Stock Pledge Agreement executed by the Borrower pledging all of the outstanding stock of the subsidiaries of the Borrower to the Lenders, as collateral security for the Credit Facility (the "DMS Stock Pledge Agreement").

                 f. Appropriate corporate resolutions of the Borrower, Advocat and the other Guarantors authorizing the Borrower, Advocat and the other Guarantors to enter into this Agreement, together with authorizations for officers to execute all documents necessary to effectuate the loan transaction described herein.

                 g. Certificates of Existence/Good Standing and copies of the Articles of Incorporation and Bylaws for the Borrower, Advocat and the other Guarantors.

                 h. Opinion of Borrower's counsel to the effect that the documents entered into in connection with the Credit Facility have been validly executed and delivered and are enforceable in accordance with their terms, and such other matters as the Lenders may reasonably request.

                 i. Evidence of insurance on the assets of the Borrower and the Guarantors, naming the Lenders as a loss payee, in form, amount and issued by a company acceptable to the Lenders.

                 j. Certificates from the Borrower, Advocat and the other Guarantors, as the Lenders or its counsel may request, including, without limitation, certificates indicating that there have been no material, adverse changes in the financial condition of Borrower, Advocat or of the other Guarantors, since the date of the most recent financial statements submitted to the Lenders in connection with the Credit Facility.

                 k. All Uniform Commercial Code financing statements required to be executed by the Lenders to perfect the liens on the Collateral.

                 l. Current financial statements, for the Borrower, Advocat and the other Guarantors, which shall be in form and substance reasonably acceptable to the Lenders.

                 m. Evidence satisfactory to the Lenders that the Borrower and each of the Guarantors are in material compliance with all licensing and other governmental regulations applicable to the Borrower's and the Guarantors' business operations.

                 n. The original stock certificates evidencing 100% of the outstanding stock of (i) DLC and DMS being pledged to the Lenders under the Stock Pledge Agreement, and (ii) the Subsidiaries of DLC and the Borrower being pledged to the Lenders under the DLC and DMS Stock Pledge Agreements, together with appropriate stock powers executed in blank, in form and substance acceptable to the Lenders.

                 o. Copies of all consents and other approvals from landlords, owners of nursing home facilities, and other entities, consenting to the acquisition of the Subsidiaries by the Borrower, and the transfer of management contracts and leases to the Borrower, and consents to the assignments contemplated in this Agreement, all as deemed reasonably necessary by the Lenders.

                 p. A complete list of all nursing home facilities managed and/or leased by the Borrower or any Guarantor, including mailing addresses.

                 q. Evidence, satisfactory to the Lenders, that Borrower, Advocat and the Subsidiaries are in material compliance with all management contracts, lease agreements, and other contractual obligations related to Borrower's, Advocat's and the Subsidiaries' business operations.

                 r. Compliance with all conditions set forth in the Windsor Commitment.

                 s. Such other documents or instruments as the Lenders deems necessary to evidence or secure the Credit Facility.


7.  PROTECTIVE ACTION

         7.1 Discharge of Obligations. At its option, after notice to Borrower, and failure by Borrower to pay such amounts within a reasonable time, the Lenders may discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the Collateral and may pay for insurance on the Collateral. Borrower agrees to reimburse the Lenders on demand for any payment made, or any expense incurred, by the Lenders pursuant to the foregoing authorization, together with interest thereon from date of payment at the Maximum Rate set forth in the notes evidencing the Loan Obligations. Until the occurrence of an Event of Default, the Borrower and/or the Guarantors may have possession of the Collateral and use it in any lawful manner not inconsistent with any policy of insurance thereon and not inconsistent with this Agreement.


8.  DEFAULT

         8.1 Events of Default. Regardless of the terms of any promissory note or notes issued in connection herewith, the occurrence of any of the events specified hereinbelow (sometimes hereinafter referred to as an "Event of Default"), unless waived in advance in writing by the Lenders, shall immediately terminate any obligations on the part of the Lenders to make or continue to fund any advance hereunder, and, at the option of the Lenders, shall make all sums of interest and principal remaining on the Loan Obligations immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, except as hereinafter specified:

             a. Failure to pay any amount due under any Loan Document evidencing or securing the Credit Facility or any portion thereof, on the date when due;

             b. Default in performance of any of the covenants, warranties, terms, or provisions contained or referred to in this Agreement or in any other Loan Document, or the occurrence of an Event of Default under any other Loan Document, which is not cured within thirty (30) days of the date of mailing by the Lenders of written notice to Borrower, setting forth the nature of such default;

                 c. Any covenant, warranty, representation, or statement made or furnished to the Lenders by or on behalf of Borrower or the Guarantors, or in connection with this Agreement, or the other Loan Documents, proving to have been false in any material respect when made or furnished;

                 d. The uninsured loss, theft, substantial damage, destruction, sale, or encumbrance to or of a material portion of the Collateral, except for the sale of inventory by the Pledgors in the ordinary course of business, specifically provided for herein;

                 e. The making of any levy or seizure of or on any portion of the Collateral, which is not released within thirty (30) days;

                 f. Except as expressly permitted by this Agreement, the dissolution, liquidation, cessation of business, termination of existence, insolvency, failure to pay debts as they mature, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower or the Guarantors, which, in the case of an involuntary proceeding in bankruptcy, is not dismissed within ninety (90) days;

                 g. The filing of any tax lien whatsoever with respect to any of the Collateral pledged hereby, in excess of $100,000, except for a tax lien that is being contested in good faith and for which additional security satisfactory in all respects to the Lenders is provided;

                 h. The issuance of an attachment against the Collateral, in excess of $100,000, which is not removed, by bond or otherwise, within thirty
(30) days;

                 i. The occurrence of an event of default (which is not cured within any applicable notice and cure period) under any other agreement between Borrower or the Guarantors and any other bank, savings and loan, insurance company, commercial credit company or other lender, including without limitation any lenders who are subordinated to the Credit Facility, which evidences obligations in excess of $100,000, which results in an acceleration of such obligations and which materially impacts the ability of the Borrower or the Guarantors to fulfill the obligations set forth in this Agreement;

                 j. The occurrence of a default by Borrower or the Subsidiaries under, or the termination of (without the Lenders' prior written consent) Borrower's or the Subsidiaries' interests in, any Lease or Management Contract, which is not cured within any applicable cure period.

                 k. The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against the Borrower or the Guarantors, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of any of the aforesaid parties or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof, which appointment shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive);

                 l. Unless otherwise permitted hereunder or under any other Loan Documents, the sale, transfer, lease, assignment, or other disposition, voluntarily or involuntarily, of the Collateral, or any part thereof, or any further encumbrance of the Collateral, unless the prior written consent of the Lenders is obtained, which consent will not be unreasonably withheld;

                 m. The failure of Borrower to take the corrective measures required in this Agreement or the other Loan Documents within the time periods specified following GMAC-CM's demand because covenants related to Project Loans have not been met;

                 n. Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower or the Guarantors pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to the Lenders to fund monies to Borrower, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower or the Guarantors or on the date of execution of this Agreement, there shall have been any materially adverse change in any of the acts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to the Lenders in writing at or prior to the time of such execution;

                 o. The failure of Borrower to correct, within the time deadlines set by any applicable Medicare, Medicaid or licensing agency, any deficiency which would result in the following actions by such agency with respect to a Project:

                        (i) A termination of any reimbursement contract or any permit;

                        (ii) A ban on new admissions generally or on admission of patients otherwise qualifying for Medicaid or Medicare coverage;

                 p. The Borrower, the Guarantors or a Project should be assessed fines or penalties by any state or any Medicare, Medicaid, health or licensing agency having jurisdiction over such parties or the Project in excess of $25,000;

                 q. A final judgment shall be rendered by a court of law or equity against Borrower or the Guarantors, and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either
(i) fully covered by collectible insurance, and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower or the Guarantors, as the case may be, has established reserves adequate for payment in the event such party is ultimately unsuccessful in such contest or appear and evidence thereof is provided to the Lenders; or

                 r. Distribution or use of advances under the Credit Facility in violation of this Agreement, including, without limitation, the distribution of proceeds in violation of Section 2.3 of this Agreement.

9.  REMEDIES

         9.1 Remedies Following Default. Upon the occurrence of an Event of Default and at any time thereafter, the Lenders shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other right the Lenders may have at law or equity. The Lenders may require the Borrower and/or the Guarantors to assemble the Collateral and make it available to the Lenders at a place or places, to be designated by the Lenders, reasonably convenient to both parties. The Lenders will give the Borrower and/or the Guarantors reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the addresses of the Borrower and/or the Guarantors set forth in this Agreement, at least five (5) days before the time of the sale or disposition. The Borrower and the Guarantors, jointly and severally, agree to pay all expenses of retaking, holding, preparing for sale, and selling the Collateral, together with any court costs and the Lenders' reasonable attorney's fees; all such expenses, costs and fees shall be deemed part of the Loan Obligations. The Lenders may exercise its lien upon and right of setoff against any monies, credits, deposits or instruments that the Lenders may have in their possession and which belong to the Borrower and/or the Guarantors, or to any other person or entity liable for the payment of any or all of the Loan Obligations. The remedies provided the Lenders in this Agreement are not exclusive of any other remedies that may be available to the Lenders under any other document or at law or equity.

          9.2 No Waiver. No delay or omission on the part of the Lenders in exercising any right hereunder or in demanding strict compliance with the terms of this Agreement shall operate as a waiver of such right or of any other right under this Agreement or of demanding strict compliance with the terms of this Agreement. No waiver by the Lenders of any default shall operate as a waiver of any other default or of the same default on a future occasion.


10.  MISCELLANEOUS AND DEFINITIONS

         10.1 Financial Calculations. Unless otherwise provided herein, all financial ratios and covenants shall be calculated in accordance with GAAP.

         10.2 Captions. The captions contained in this Agreement are inserted only as a matter of convenience and shall not be construed as defining, limiting, extending, or describing the scope of this Agreement, any section hereof, or the intent of any provision hereof.

         10.3 Successors and Assigns. All rights of the Lenders hereunder shall inure to the benefit of its successors and assigns, and all obligations of Borrower shall bind Borrower's successors and assigns. Without limiting the foregoing, Borrower acknowledges that the Lenders may grant a participation in the Credit Facility.

         10.4 Time of the Essence. Time is of the essence with regard to each and every provision of this Agreement.

         10.5 No Waiver. Nothing in this Agreement shall be deemed a waiver or prohibition of the Lenders' right of banker's lien or setoff.

         10.6 Entire Agreement. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed by all parties.

         10.7 Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

         10.8 Jurisdiction. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which the Lenders may be a party and which concerns this Agreement or the Credit Facility. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless the Lenders agrees to the contrary in writing.

         10.9 No Partnership. Nothing contained herein or in any related document shall be deemed to render the Lenders (i) a partner or joint venturer of Borrower for any purpose, or (ii) a partner or joint venturer of the other for any purpose. This Agreement has been executed for the sole benefit of the Lenders, and no third party is authorized to rely upon the Lenders' rights hereunder or to rely upon an assumption that the Lenders has or will exercise its rights under this Agreement or under any document referred to herein.

         10.10 No Election of Remedies. The Lenders may proceed against collateral securing the Credit Facility and against parties liable therefor in such order as it may elect, and neither Borrower nor any surety or guarantor for Borrower shall be entitled to require the Lenders to marshall assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

         10.11 Waiver. The Lenders may, in their sole discretion, release any collateral securing the Credit Facility or release any party liable therefor. The defenses of impairment of recourse and any requirement of diligence on the Lenders' part in collecting the Loan Obligations are hereby waived

         10.12 Business Day. If any payment date under the Loan Obligations falls on a day that is not a business day of the Lenders, or if the last day of any notice period falls on such a day, the payment shall be due and the notice period shall end on the Lenders' next following business day.

         10.13 Construction of Agreement. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Loan Obligations shall be determined to the maximum extent permissible according to the laws of Tennessee, in which state this Agreement has been executed and delivered.

         10.14 Costs and Expenses. Advocat, the Borrower and the Subsidiaries will bear all taxes, fees and expenses (including actual attorneys' fees and expenses of counsel for Lenders) in connection with the Credit Facility, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and in connection with any modifications thereto and the recording of any of the Loan Documents. If, at any time, a Default occurs or a Lenders becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Credit Facility or its rights under this Agreement or any of the Loan Documents, or if Lenders is made a party to any suit or proceeding by virtue of the Credit Facility, this Agreement or any Collateral and as a result of any of the foregoing, a Lenders employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Credit Facility, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral, Borrower or any Guarantor, or to protect, collect, or liquidate any of the security for the Credit Facility, or attempt to enforce any security interest or lien granted to a Lenders by any of the Loan Documents, then in any such events, all of the attorney's fees arising from such services, including attorneys' fees for preparation of litigation and in any appellate or bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lenders payable on demand of either Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay,all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Credit Facility (including, without limitation, each Project Loan), or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lenders for the amounts paid by Lenders, together with penalties or interest, if any, incurred by Lenders as a result of underpayment or nonpayment. Such amounts shall constitute a portion of the Credit Facility, shall be secured by the Loan Documents and shall bear interest at the Maximum Rate from the date advanced until repaid.

         10.15 Performance of Lenders. At its option, upon Borrower's or a Guarantor's failure to do so, the Lenders may make any payment or do any act on Borrower's or a Guarantor's behalf that Borrower or the Guarantors are required to do to remain in compliance with this Agreement or any of the other Loan Documents, and Borrower and the Guarantors agree to reimburse the Lenders, on demand, for any payment made or expense incurred by Lenders pursuant to the foregoing authorization, including, without limitation, attorneys' fees, and until so repaid any sums advanced by Lenders shall constitute a portion of the Loan Obligations, shall be secured by the Loan Documents and shall bear interest at the Maximum Rate from the date advanced until repaid.

         10.16 Notice. Any and all notices, elections, or demands permitted or required under this Agreement shall be in writing, signed by the party giving such notice, and shall be delivered personally, or sent by registered or certified mail, or by recognized overnight courier service, to the other party at the address set forth below, or at such other address as hereafter may be supplied in writing. Such notice, election or demand shall be deemed received, in the case of personal delivery, on the date of such delivery, or in the case of registered or certified mail, on the date which is three (3) business days after the date of depositing such notice, postage prepaid, in the U.S. mail, or in the case of recognized overnight courier service, on the date which is one
(1) business day after deposit with such courier service. For purposes of this
Agreement:

                 The address of Borrower
                 and the Guarantors is:                  Advocat Inc.
                                                         277 Mallory Station Road, Suite 130
                                                         Franklin, TN 37067
                                                         Attn: Chairman

                 Copy to:                                Harwell Howard Hyne Gabbert & Manner, P.C.

                                                         1800 First American Center
                                                         Nashville, TN 37238
                                                         Attn:  Mark Manner, Esq.

                 The address of First American is:       First American National Bank
                                                         First American Center
                                                         Nashville, TN 37237
                                                         Attn: Sandra G. Hamrick

                 Copy to:                                Sherrard & Roe, PLC
                                                         424 Church Street, Suite 2000
                                                         Nashville, TN 37219
                                                         Attn:  Kim A. Brown, Esq.

                 The address of GMAC-CM is:              GMAC-CM Commercial Mortgage Corporation
                                                         2200 Woodcrest Place, Suite 305
                                                         Birmingham, AL 35209
                                                         Attn:
                                                               ---------------

      Copy to:         Ballard Spahr Andrews & Ingersoll
                       555 13th Street, N.W.
                       Suite 900 East
                       Washington, DC 20004-1112
                       Attn: David A. Pesel, Esq.

         10.17 WAIVER OF JURY TRIAL. THE BORROWER AND THE GUARANTORS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE CREDIT FACILITY, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE LENDERS AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE BORROWER AND THE GUARANTORS AGREE THAT THE LENDERS MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF THE BORROWER AND THE GUARANTORS IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF THE LENDERS TO MAKE THE CREDIT FACILITY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN THE BORROWER AND THE GUARANTORS AND THE LENDERS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         10.18 Rights and Obligations of Lenders. The use in this Agreement of the defined term "Lenders" shall not require First American or GMAC-CM to make joint decisions or in any way require either to consult with the other regarding any actions or forbearance, either or both First American or GMAC-CM may desire to take hereunder including, without limitation, the giving of notice, the application of a Default Rate of interest, the waiver or enforcement of any rights or obligations of the Borrower or the Guarantors hereunder and the exercise of any rights or remedies, including the foreclosure of any Liens granted hereunder to either or both of First American or GMAC-CM.


                  (Remainder of page left intentionally blank)

               (SIGNATURE PAGE FOR CREDIT AND SECURITY AGREEMENT)


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on their behalf by their duly authorized officers, on the date first set out above.

FIRST AMERICAN NATIONAL BANK, a                   DIVERSICARE MANAGEMENT
national banking association                      SERVICES CO., a Tennessee corporation
BY: /s/ Sandra G. Hamrick                         BY: /s/ Mary Margaret Hamlett
   ------------------------------------              ------------------------------------------
   Sandra G. Hamrick
   Vice President                                 TITLE:   Executive Vice President
                                                        ---------------------------------------

        "FIRST AMERICAN"                                  "BORROWER"


GMAC-COMMERCIAL MORTGAGE                          ADVOCAT INC., a Delaware corporation
CORPORATION, a California corporation


BY:    /s/                                        BY:     /s/ Mary Margaret Hamlett
   ------------------------------------              ------------------------------------------

TITLE: E & P                                     TITLE:       Executive Vice President
      ---------------------------------                 ---------------------------------------

         "GMAC-CM"                                            "ADVOCAT"


                                                  DIVERSICARE LEASING CORP.,
                                                  a Tennessee corporation


                                                  BY:       /s/ Mary Margaret Hamlett
                                                     ------------------------------------------

                                                  TITLE:        Executive Vice President
                                                        ---------------------------------------

         (SIGNATURE PAGE FOR CREDIT AND SECURITY AGREEMENT - Continued)

                                   ADVOCAT ANCILLARY SERVICES,
                                   INC., a Tennessee corporation


                                   BY: /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:  Executive Vice President
                                         ---------------------------------------


                                   DIVERSICARE CANADA
                                    MANAGEMENT SERVICES CO.,
                                    INC., an Ontario, Canada corporation


                                   BY:  /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:   Executive Vice President
                                         ---------------------------------------


                                   DIVERSICARE GENERAL
                                    PARTNER, INC., a Texas corporation


                                   BY:   /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:    Executive Vice President
                                         ---------------------------------------


                                   FIRST AMERICAN HEALTH CARE,
                                   INC., an Alabama corporation


                                   BY:   /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:    Executive Vice President

                                         ---------------------------------------


                                   ADVOCAT DISTRIBUTION SERVICES,
                                   INC., a Tennessee corporation


                                   BY:    /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:     Executive Vice President
                                      ------------------------------------------

         (SIGNATURE PAGE FOR CREDIT AND SECURITY AGREEMENT - Continued)


                                   ADVOCAT FINANCE, INC., a
                                   Delaware corporation


                                   BY:   /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:    Executive Vice President
                                         ---------------------------------------


                                   DIVERSICARE LEASING CORP. OF
                                   ALABAMA, INC., an
                                   Alabama corporation


                                   BY:    /s/ Mary Margaret Hamlett
                                      ------------------------------------------

                                   TITLE:     Executive Vice President
                                         ---------------------------------------

                                             "SUBSIDIARIES"